Exhibit 4.2

INDENTURE

Among

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C,
as Issuing Entity,

U.S. BANK TRUST COMPANY, national association,
as Indenture Trustee,

and

U.S. BANK national association,
as Account Bank

Dated as of August 26, 2026

TABLE OF CONTENTS

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Section 12.01	Intent of the Parties; Reasonableness	73
Section 12.02	Additional Representations and Warranties of the Indenture Trustee	73
Section 12.03	Information to Be Provided by the Indenture Trustee	74
Section 12.04	Regulation AB Reports by Indenture Trustee	75

SCHEDULE A	–	Schedule of Receivables

EXHIBIT A-1	–	Form of Class A-1 Note
EXHIBIT A-2a	–	Form of Class A-2a Note
EXHIBIT A-2b	–	Form of Class A-2b Note
EXHIBIT A-3	–	Form of Class A-3 Note
EXHIBIT A-4	–	Form of Class A-4 Note
EXHIBIT B	–	Form of Class B Note
EXHIBIT C	–	Form of Class C Note
EXHIBIT D	–	Servicing Criteria for Indenture Trustee’s Assessment of Compliance
EXHIBIT E	–	Form of Indenture Trustee’s Annual Certification
EXHIBIT F	–	Form of Transferor Certificate
EXHIBIT G	–	Form of Investment Letter
EXHIBIT H	–	Form of Certificate for Restricted Notes

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THIS INDENTURE, dated as of August 26, 2026 (as it may be amended and supplemented from time to time, this “Indenture”), is among WORLD OMNI AUTO RECEIVABLES TRUST 2026-C, a Delaware statutory trust (the “Issuing Entity”), U.S. Bank trust company, national association, a national banking association, as trustee and not in its individual capacity (the “Indenture Trustee”), and u.s. bank national association, a national banking association, as account bank and not in its individual capacity (the “Account Bank”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuing Entity’s Class A-1 3.908% Asset-Backed Notes (the “Class A-1 Notes”), Class A-2a 4.27% Asset-Backed Notes (the “Class A-2a Notes”), Class A-2b Floating Rate Asset-Backed Notes (the “Class A-2b Notes” and, together with the Class A-2a Notes, the “Class A-2 Notes”), Class A-3 4.60% Asset-Backed Notes (the “Class A-3 Notes”), Class A-4 4.68% Asset-Backed Notes (the “Class A-4 Notes”), Class B 4.80% Asset-Backed Notes (the “Class B Notes”) and Class C 4.95% Asset-Backed Notes (the “Class C Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the “Notes”):

GRANTING CLAUSE

The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuing Entity’s right, title and interest, whether now or hereafter acquired, and wherever located, in and to (a) the Receivables identified on the SSA Assignment (all of which are identified in World Omni’s computer files by a code indicating that such Receivables are owned by the Issuing Entity and pledged to the Indenture Trustee) and all monies received thereon and in respect thereof after the Cutoff Date; (b) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Receivables and any other interest of the Issuing Entity in such Financed Vehicles; (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; (d) any Financed Vehicle that shall have secured a Receivable and that shall have been acquired by or on behalf of the Depositor, the Servicer or the Issuing Entity; (e) all right, title and interest in all funds on deposit in, and “financial assets” (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts, including the Reserve Account, from time to time, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (f) the Receivables Purchase Agreement, including the RPA Assignment, and the Sale and Servicing Agreement, including the SSA Assignment (including the Issuing Entity’s right to cause World Omni, the Servicer or the Depositor to repurchase Receivables from the Issuing Entity under certain circumstances described therein); (g) all “accounts,” “chattel paper,” “general intangibles” and “promissory notes” (as such terms are defined in the UCC) constituting or relating to the foregoing; and (h) all proceeds of any and all of the foregoing and all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, general intangibles and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; provided, however, that the foregoing items (a) through (i) shall not include the Notes and Trust Certificates (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.

Article I

Definitions and Incorporation by Reference

Section 1.01           Definitions. Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A to the Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), among the Issuing Entity, World Omni Auto Receivables LLC, as Depositor, World Omni, as Servicer, and the Account Bank. All references herein to “the Indenture” or “this Indenture” are to this Indenture as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A. All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.

Section 1.02           Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Article II

The Notes

Section 2.01           Form. The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2a, Exhibit A-2b, Exhibit A-3, Exhibit A-4, Exhibit B and Exhibit C to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1, Exhibit A-2a, Exhibit A-2b, Exhibit A-3, Exhibit A-4, Exhibit B and Exhibit C are part of the terms of this Indenture.

Section 2.02           Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuing Entity shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon receipt of an Issuing Entity Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $206,000,000, Class A-2a Notes for original issue in an aggregate principal amount of $286,000,000, Class A-2b Notes for original issue in an aggregate principal amount of $75,000,000, Class A-3 Notes for original issue in an aggregate principal amount of $329,000,000, Class A-4 Notes for original issue in an aggregate principal amount of $69,580,000, Class B Notes for original issue in an aggregate principal amount of $30,330,000 and Class C Notes for original issue in an aggregate principal amount of $15,170,000. The aggregate principal amount of Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.06.

Each Note shall be dated the date of its authentication. The Notes (other than the Retained Notes) shall be issuable as registered Notes in the minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof, and the Retained Notes shall be issuable as registered notes in definitive form in minimum denominations of $2,000,000 (or such lower amount as shall be approved by the Depositor in consultation with tax counsel) and integral multiples of $1,000 in excess thereof; provided, however, that on the Closing Date, one Class A-1 Note, one Class A-2a Note, one Class A-2b Note, one Class A-3 Note, one Class A-4 Note, one Class B Note and one Class C Note may be issued in a denomination that includes any remaining portion of the Initial Class A-1 Note Balance, the Initial Class A-2a Note Balance, the Initial Class A-2b Note Balance, the Initial Class A-3 Note Balance, the Initial Class A-4 Note Balance, the Initial Class B Note Balance and the Initial Class C Note Balance, respectively.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual or electronic signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03           Temporary Notes. Pending the preparation of definitive Notes, the Issuing Entity may execute, and upon receipt of an Issuing Entity Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuing Entity shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuing Entity to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuing Entity shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.04           Transfer Restrictions on Notes.

(a)           As of the date of this Indenture, the Retained Notes have not been registered under the Securities Act and will not be listed on any exchange. Unless and until such Notes have been sold pursuant to a transaction registered under the Securities Act, no transfer of such a Note shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. Except in a transfer pursuant to Rule 144A or a transfer to the Depositor or by the Depositor to an Affiliate thereof, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Noteholder desiring to effect such transfer and such Noteholder’s prospective transferee shall each certify to the Issuing Entity, the Indenture Trustee and WOAR in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit F (the “Transferor Certificate”) and Exhibit G (the “Investment Letter”). Except in a transfer pursuant to Rule 144A or a transfer to the Depositor or by the Depositor to an Affiliate thereof, there shall also be delivered to the Issuing Entity and the Indenture Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee or the Indenture Trustee (unless it is the transferee from whom such opinion is to be obtained) or of WOAR or World Omni. WOAR shall provide to any Noteholder and any prospective transferee designated by any such Noteholder information regarding the Retained Notes and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Retained Notes without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Noteholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Issuing Entity, the Owner Trustee, the Indenture Trustee, WOAR and World Omni (in any capacity) against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

(b)           The parties hereto acknowledge that for tax reasons it may be necessary to impose tracking conditions in the case of a Class of Notes where a portion of the Notes are Retained Notes and a portion are not Retained Notes or where portions of a Class of Notes were transferred by the Depositor or an Affiliate thereof at different times, such as requiring certain Notes to have a separate CUSIP or be in definitive registered form as may be required by the Depositor as a condition to the sale of the Notes.

(c)           [Reserved].

(d)           By acquiring a Note (or a beneficial interest therein) (other than a Restricted Note), each purchaser and transferee will be deemed to represent and warrant that either (1) it is not acquiring and will not hold such Note (or a beneficial interest therein) on behalf of, or with the assets of, any Plan or (2) its acquisition, holding and disposition of such Note (or a beneficial interest therein) will not constitute or give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law. By acquiring a Restricted Note (or a beneficial interest therein), each purchaser and transferee will be deemed to represent and warrant that it is not acquiring and will not hold such Note (or a beneficial interest therein) on behalf of, or with the assets of, any Plan.

(e)           By directly or indirectly acquiring a Retained Note in a transaction pursuant to Rule 144A, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent, warrant and agree as follows:

(i)            it understands that such Notes have not been registered under the Securities Act, and may not be sold except as permitted in the following sentence. It understands and agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and (y) that such Notes may be resold, pledged or transferred only (i) to the Depositor, (ii) to an “accredited investor” as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act (an “Accredited Investor”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form of the Investment Letter, (iii) so long as such Note is eligible for resale pursuant to Rule 144A under the Securities Act, to a person whom it reasonably believes after due inquiry is a “qualified institutional buyer” as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor. Except in the case of a transfer described in clauses (i) or (iii) above, the Indenture Trustee shall require that a written Opinion of Counsel (which will not be at the expense of the Depositor, any Affiliate of the Depositor or the Indenture Trustee), satisfactory to the Indenture Trustee and the Depositor, be delivered to the Indenture Trustee and the Depositor to the effect that such transfer will not violate the Securities Act, and will be effected in accordance with any applicable securities laws of each state of the United States. It will notify any purchaser of such Notes from it of the above resale restrictions, if then applicable. It further understands that in connection with any transfer of such Notes by it that the Indenture Trustee and the Depositor may request, and if so requested it will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions;

(ii)           it is a “qualified institutional buyer” as defined under Rule 144A under the Securities Act and is acquiring such Notes for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”). It is familiar with Rule 144A under the Securities Act and is aware that the seller of such Notes and other parties intend to rely on the foregoing representations, warranties and acknowledgements and the exemption from the registration requirements of the Securities Act provided by Rule 144A;

(iii)          [Reserved];

(iv)          it understands that Issuing Entity, the Indenture Trustee, the Depositor and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and it agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of such Notes, for its own account or for one or more accounts as to each of which it exercises sole investment discretion, are no longer accurate, it shall promptly notify the Depositor; and

(v)           Issuing Entity, the Indenture Trustee and the Depositor are entitled to rely upon the foregoing representations, warranties and acknowledgements and are irrevocably authorized to produce the foregoing representations, warranties and acknowledgments or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Section 2.05         Registration; Registration of Transfer and Exchange. The Issuing Entity shall cause a note registrar (the “Note Registrar”) to keep a register (the “Note Register”) in which the Note Registrar shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuing Entity shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuing Entity as Note Registrar, the Issuing Entity will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuing Entity to be maintained as provided in Section 3.02, if the requirements of Section 8-401 of the UCC are met the Issuing Entity shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met the Issuing Entity shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuing Entity, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuing Entity, the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

The preceding provisions of this Section notwithstanding, the Issuing Entity shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

The Indenture Trustee (in any capacity) shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Indenture Trustee (in any capacity) nor any agent of the Indenture Trustee shall have any responsibility for any actions taken or not taken by DTC.

Section 2.06           Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee or Note Registrar, or the Indenture Trustee or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and the Note Registrar such security or indemnity as may be required by them to hold the Issuing Entity, the Indenture Trustee and the Note Registrar harmless, then, in the absence of notice to the Issuing Entity, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, and provided that the requirements of Sections 8-405 and 8-406 of the UCC are met, the Issuing Entity shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuing Entity may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07           Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.08           Payment of Principal and Interest; Defaulted Interest.

(a)            The Class A-1 Notes, the Class  A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes shall accrue interest during the related Interest Accrual Period at the Class A-1 Interest Rate, the Class A-2a Interest Rate, the Class A-2b Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate, the Class B Interest Rate and the Class C Interest Rate, respectively, and such interest shall be payable on each Payment Date in accordance with the priorities set forth in Section 8.02(d) and (e), as applicable, subject to Section 3.01. Interest on the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. The Issuing Entity will pay interest on each Class of Notes at the related Interest Rate on each Payment Date on the principal amount of the related Class of Notes outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01. Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuing Entity on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check or wire transfer to such Person’s address or designated account as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.13, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.) or WOAR or any of its Affiliates, payment will be made by wire transfer in immediately available funds to the account designated by such person or nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b)           Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.02 that the Notes have become immediately due and payable, the Outstanding Amount of each Class of Notes shall be payable in full on the Final Scheduled Payment Date for such Class and, to the extent of funds available therefor, in installments on the Payment Dates (if any) preceding the Final Scheduled Payment Date for such Class, in the amounts and in accordance with the priorities set forth in Section 8.02(d), subject to Section 3.01.

(c)           Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or Holders of the Notes representing at least a majority of the Outstanding Amount of the Controlling Securities have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. In such case, principal shall be paid in accordance with the priorities set forth in Section 8.02(e). The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuing Entity expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

(d)           If the Issuing Entity defaults in a payment of interest on the Notes, the Issuing Entity shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The Issuing Entity may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuing Entity shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuing Entity shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.09           Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuing Entity may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Order that they be returned to it; provided, that such Issuing Entity Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall issue a certificate of destruction to the Issuing Entity for all cancelled Notes that have been disposed of.

Section 2.10           Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuing Entity Request accompanied by an Officer’s Certificate of the Issuing Entity, an Opinion of Counsel and Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

Section 2.11           Book-Entry Notes. Except as provided in Section 2.13, the Notes, upon original issuance, will be issued in the form of typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) Notes representing the Book-Entry Notes, to be delivered to (or held by the Indenture Trustee on behalf of) The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuing Entity. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Note Owners pursuant to Section 2.13:

(i)            the provisions of this Section shall be in full force and effect;

(ii)           the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners, except as stated in Section 7.05;

(iii)          to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(iv)         the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(v)          whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Controlling Securities, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Controlling Securities and has delivered such instructions to the Indenture Trustee.

Section 2.12           Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.13, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners; provided, that, if Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Indenture Trustee’s obligation to provide or forward any notice or other communication to the Noteholders may be met by the Indenture Trustee posting a copy of such information on its internet website described in Section 6.06 promptly following its receipt thereof.

Section 2.13           Definitive Notes. Any Retained Notes, upon original issuance, will be in the form of Definitive Notes, but, at the request of all of the holders thereof, may be exchanged for Book-Entry Notes. If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Controlling Securities advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuing Entity shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuing Entity, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 2.14           Tax Treatment.

(a)           The Issuing Entity has entered into this Indenture, and the Notes will be issued, with the intention that, for U.S. federal, state and local income and franchise tax purposes, the Notes (to the extent such Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes) will be characterized as indebtedness. The Issuing Entity, by entering into this Indenture, agrees to treat the Notes (to the extent such Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes) for U.S. federal, state and local income and franchise tax purposes, as indebtedness. Each Noteholder, by its acceptance of a Note, and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note or Definitive Note, in either case, to the extent such Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes, agrees to treat the Notes for U.S. federal, state and local income and franchise tax purposes, as indebtedness.

(b)           Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide to the Person from whom it receives payments on the Notes (including the Paying Agent) the Noteholder Tax Identification Information and, upon request, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.

(c)           Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of Section 2.14(b).

Section 2.15           CUSIP Numbers. The Issuing Entity in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Depositor will promptly notify the Indenture Trustee in writing of any change in the “CUSIP” numbers.

Section 2.16           Certain Transfer Restrictions on the Restricted Notes.

(a)            Any sale or transfer of a Note for which no Opinion of Counsel, of nationally recognized tax counsel, delivered to the Depositor and the Indenture Trustee stating that the Note specified therein will be debt for United States federal income tax purposes has been rendered on or after the later of (i) the Closing Date and (ii) the most recent date on which such Note was beneficially owned by the Issuing Entity or the single beneficial owner (including any disregarded entity thereof) of the Issuing Entity for United States federal income tax purposes (a “Restricted Note”) (or interest therein) made in violation of Section 2.16(b) shall be null and void ab initio and of no force or effect, and will not bind or be recognized by the Issuing Entity or any other Person, and no Person to which such Notes (or interests) are purportedly sold or transferred shall become an owner thereof unless such Person agrees to be bound by Section 2.16(b). In the case of such violation, if the transferee fails to transfer such Note or such beneficial interests in such Note within thirty (30) days after its knowledge of such violation or upon notice of the voided transfer, then the Issuing Entity shall cause such Noteholder’s interest or Note Owner’s interest in such Note to be transferred in a commercially reasonable sale arranged by the Issuing Entity (conducted by the Issuing Entity or an agent of the Issuing Entity in accordance with Section 9-610(b) of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value). The Issuing Entity may sell any Notes acquired in violation of the foregoing at the cost and risk of the purported transferee. If the transferee fails to transfer such Note or such beneficial interests in such Note within thirty (30) days after notice of the voided transfer, then the Issuing Entity shall cause such Noteholder’s interest or Note Owner’s interest in such Note to be transferred in a commercially reasonable sale arranged by the Issuing Entity (conducted by the Issuing Entity or an agent of the Issuing Entity in accordance with Section 9-610(b) of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value).

(b)           With respect to the Restricted Notes (or any interest therein) unless the Depositor has received an Opinion of Counsel from nationally recognized tax counsel to the effect that the transfer of the Restricted Note without the representations described below, in and of itself, will not cause the Issuing Entity to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes:

(i)            Each Noteholder and Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby represents, warrants and covenants that it is and will remain for so long as it owns an interest in Restricted Notes, a United States person within the meaning of Section 7701(a)(30) of the Code, and agrees to provide the Issuing Entity and its agents with a correct, complete and properly executed IRS Form W-9 (or applicable successor form).

(ii)           Each Noteholder and Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby represents, warrants and covenants that it either (a) is not and will not become, for U.S. federal income tax purposes, a partnership, S corporation, or grantor trust or an entity that is disregarded as separate from its single owner and that single owner is one of the above (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity or its single owner has or ever will have 50% or more of the value of its interest in such flow-through entity or its single owner attributable to the beneficial interest of such flow-through entity in the Restricted Notes, other interest (direct or indirect) in the Issuing Entity, or any interest created under this Indenture and (2) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Restricted Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes.

(iii)          Each Noteholder and Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby represents, warrants and covenants that it will not (a) acquire, sell, transfer, assign, pledge or otherwise dispose of any of its interests in a Restricted Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations) on or through (x) a U.S. national, regional or local securities exchange, (y) a foreign securities exchange or (z) an inter-dealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) ((x), (y) and (z), collectively, an “Exchange”) or (b) cause any of its interests in the Restricted Note to be marketed on or through an Exchange.

(iv)          Each Noteholder and Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby represents, warrants and covenants that it does not and will not hold a beneficial interest in the Restricted Note in an amount that is less than the minimum denomination of such Note set forth in Section 2.02, and does not and will not hold any beneficial interest in the Restricted Note on behalf of any person whose beneficial interest in the Restricted Note is in an amount that is less than the minimum denomination of such Note set forth in Section 2.02. It will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Restricted Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Restricted Note, in each case, if the effect of doing so would be that the beneficial interest of any person in a Restricted Note would be in an amount that is less than the minimum denomination of such Note set forth in Section 2.02; notwithstanding the foregoing restriction, (i) any Note that has originally been properly issued in an amount no less than the minimum denomination of such Note set forth in Section 2.02, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than such minimum denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with this Indenture and (ii) any note initially retained by the Depositor or an affiliate thereof with an initial principal amount less than the minimum denomination may be issued in such lesser amount and may be so transferred between subsidiaries of the Depositor.

(v)          Each Noteholder and Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby represents, warrants and covenants that it will not use the Restricted Note as collateral for the issuance of any securities that could cause the Issuing Entity to become subject to taxation as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(vi)         Each Noteholder and Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby represents, warrants and covenants that it will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuing Entity to become taxable as a corporation for U.S. federal income tax purposes.

(vii)        Each Noteholder and Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby represents, warrants and covenants that it will treat the Restricted Note as indebtedness and indicate on all federal, state and local income tax and information returns and reports required to be filed with respect to the Restricted Note, under any applicable federal, state or local tax statute or any rule or regulation under any of them, that the Restricted Note is indebtedness unless otherwise required by applicable law.

(viii)        If a Restricted Note is required by a taxing authority to be treated other than as indebtedness for federal, state or local tax purposes, each Noteholder or Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby severally represents, warrants and covenants that (w) in the event of any subsequent sale or transfer of a Restricted Note, it covenants, upon any subsequent transfer of a Restricted Note (or any interest therein), that it will provide to the subsequent transferee a properly completed IRS Form W-9 signed under penalty of perjury, or other appropriate affidavit pursuant to Section 1446(f) of the Code (and to the extent future Treasury Regulations or guidance relating to Section 1446(f) of the Code require other documentation, it will provide such other documentation), (x) it agrees to the designation made pursuant to the Trust Agreement of the Depositor as the partnership representative of any partnership in which such Noteholder or Note Owner is deemed to be a partner by ownership of a Restricted Note or an interest therein (and as the partnership representative or tax matters partner for any applicable state law purposes), (y) it shall provide to the Indenture Trustee and the Issuing Entity any further information required by the Issuing Entity to comply with subchapter C of chapter 63 of subtitle F of the Code (and any corresponding provision of state law), including Section 6226(a) of the Code (and any corresponding provision of state law) and (z) to the extent applicable, each Noteholder of a Restricted Note (including each beneficial owner of a Restricted Note), shall hold the Issuing Entity and its affiliates harmless for any expenses or losses (I) resulting from a beneficial owner of a Restricted Note not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) or (II) that the Issuing Entity or its affiliates may suffer attributable to the management or defense of an audit under subchapter C of chapter 63 of subtitle F of the Code (and any corresponding provision of state law) or otherwise due to actions it takes with respect to and to comply with the rules under subchapter C of chapter 63 of subtitle F of the Code (and any corresponding provision of state law).

(ix)          Unless the Depositor has received an Opinion of Counsel from nationally recognized tax counsel to the effect that the transfer of the Restricted Note without executing transferee certifications described below, in and of itself, will not cause the Issuing Entity to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, each Noteholder or Note Owner of a Restricted Note will be required to execute and provide to the Issuing Entity and the Indenture Trustee a transferee certification, substantially in the form attached as Exhibit H to this Indenture (the “Tax Certification Letter”), which will require each prospective owner of a Restricted Note to make certain representations, warranties, and covenants, including that such prospective owner:

(A)            is and will remain for so long as it owns an interest in Restricted Notes, a United States person within the meaning of Section 7701(a)(30) of the Code, and agrees to provide the Issuing Entity and its agents with a correct, complete and properly executed IRS Form W-9 (or applicable successor form);

(B)            will not transfer any beneficial interest in the Restricted Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest shall have executed and delivered to the Issuing Entity and the Indenture Trustee, and any of their respective successors or assigns, a written certification of properly completed and signed tax certifications like this letter, and acknowledges that no transfer of an interest in a Restricted Note shall be effective, and any attempted transfer shall be void ab initio, unless this requirement is satisfied, and in such case such beneficial interest may be transferred at the direction of the Issuer (or an Affiliate of thereof) in accordance with Section 2.16(a) of this Indenture;

(C)            either (a) is not and will not become, for U.S. federal income tax purposes, a partnership, S corporation, or grantor trust or an entity that is disregarded as separate from its single owner and that single owner is one of the above (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity or its single owner has or ever will have 50% or more of the value of its interest in such flow-through entity or its single owner attributable to the beneficial interest of such flow-through entity in the Restricted Notes, other interest (direct or indirect) in the Issuing Entity, or any interest created under this Indenture and (2) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Restricted Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes;

(D)            will not (a) acquire, sell, transfer, assign, pledge or otherwise dispose of any of its interests in a Restricted Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations) on or through (x) a U.S. national, regional or local securities exchange, (y) a foreign securities exchange or (z) an inter-dealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) ((x), (y) and (z), collectively, an “Exchange”) or (b) cause any of its interests in the Restricted Note to be marketed on or through an Exchange;

(E)            does not and will not hold a beneficial interest in the Restricted Note in an amount that is less than the minimum denomination of such Note set forth in Section 2.02, and does not and will not hold any beneficial interest in the Restricted Note on behalf of any person whose beneficial interest in the Restricted Note is in an amount that is less than the minimum denomination of such Note set forth in Section 2.02. It will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Restricted Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Restricted Note, in each case, if the effect of doing so would be that the beneficial interest of any person in a Restricted Note would be in an amount that is less than the minimum denomination of such Note set forth in Section 2.02; notwithstanding the foregoing restriction, (i) any Note that has originally been properly issued in an amount no less than the minimum denomination of such Note set forth in Section 2.02, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than such minimum denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with this Indenture and (ii) any note initially retained by the Depositor or an affiliate thereof with an initial principal amount less than the minimum denomination may be issued in such lesser amount and may be so transferred between subsidiaries of the Depositor;

(F)            will not use the Restricted Note as collateral for the issuance of any securities that could cause the Issuing Entity to become subject to taxation as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(G)            will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuing Entity to become taxable as a corporation for U.S. federal income tax purposes;

(H)            acknowledges that the Depositor, the Indenture Trustee, the Note Registrar, the Issuing Entity and others will rely on the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if it becomes aware that any of the foregoing are no longer accurate, it shall notify the Issuing Entity;

(I)             will treat the Restricted Note as indebtedness and indicate on all federal, state and local income tax and information returns and reports required to be filed with respect to the Restricted Note, under any applicable federal, state or local tax statute or any rule or regulation under any of them, that the Restricted Note is indebtedness unless otherwise required by applicable law; and

(J)             if a Restricted Note is required by a taxing authority to be treated other than as indebtedness for federal, state or local tax purposes, each Noteholder or Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby severally represents, warrants and covenants that (w) in the event of any subsequent sale or transfer of a Restricted Note, it covenants, upon any subsequent transfer of a Restricted Note (or any interest therein), that it will provide to the subsequent transferee a properly completed IRS Form W-9 signed under penalty of perjury, or other appropriate affidavit pursuant to Section 1446(f) of the Code (and to the extent future Treasury Regulations or guidance relating to Section 1446(f) of the Code require other documentation, it will provide such other documentation), (x) it agrees to the designation made pursuant to the Trust Agreement of the Depositor as the partnership representative of any partnership in which such Noteholder or Note Owner is deemed to be a partner by ownership of a Restricted Note or an interest therein (and as the partnership representative or tax matters partner for any applicable state law purposes), (y) it shall provide to the Indenture Trustee and the Issuing Entity any further information required by the Issuing Entity to comply with subchapter C of chapter 63 of subtitle F of the Code (and any corresponding provision of state law), including Section 6226(a) of the Code (and any corresponding provision of state law) and (z) to the extent applicable, each Noteholder of a Restricted Note (including each beneficial owner of a Restricted Note), shall hold the Issuing Entity and its affiliates harmless for any expenses or losses (I) resulting from a beneficial owner of a Restricted Note not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) or (II) that the Issuing Entity or its affiliates may suffer attributable to the management or defense of an audit under subchapter C of chapter 63 of subtitle F of the Code(and any corresponding provision of state law) or otherwise due to actions it takes with respect to and to comply with the rules under subchapter C of chapter 63 of subtitle F of the Code (and any corresponding provision of state law).

Article III

Covenants

Section 3.01           Payment of Principal and Interest. The Issuing Entity will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to and in accordance with Section 8.02(d), the Issuing Entity will cause to be distributed all amounts on deposit in the Note Distribution Account and allocated for distribution to the Noteholders on a Payment Date pursuant to the Sale and Servicing Agreement (i) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders, (ii) for the benefit of the Class A-2a Notes, to the Class A-2a Noteholders, (iii) for the benefit of the Class A-2b Notes, to the Class A-2b Noteholders, (iv) for the benefit of the Class A-3 Notes, to the Class A-3 Noteholders, (v) for the benefit of the Class A-4 Notes, to the Class A-4 Noteholders, (vi) for the benefit of the Class B Notes, to the Class B Noteholders and (vii) for the benefit of the Class C Notes, to the Class C Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuing Entity to such Noteholder for all purposes of this Indenture.

Section 3.02           Maintenance of Office or Agency. The Issuing Entity will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served. Such office or agency will initially be at the Corporate Trust Office of the Indenture Trustee, and the Issuing Entity hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuing Entity will give prompt written notice to the Indenture Trustee of any change in the location of any such office or agency. If at any time the Issuing Entity shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuing Entity hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.03           Money for Payments to Be Held in Trust. As provided in Section 8.02(a) and (c), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02(d) and (e) shall be made on behalf of the Issuing Entity by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution Account for payments of Notes shall be paid over to the Issuing Entity except as provided in this Section.

On or before the Payment Determination Date or the Business Day prior to the Redemption Date, as applicable, the Issuing Entity shall allocate or cause to be allocated in the Note Distribution Account for distribution to the Noteholders an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

The Issuing Entity will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(i)            hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)           give the Indenture Trustee notice of any default by the Issuing Entity (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)          at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)          immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)           comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuing Entity Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuing Entity cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuing Entity. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuing Entity, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04           Existence. The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

Section 3.05           Protection of Trust Estate. The Issuing Entity will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and also deliver the Schedule of Receivables and the Sale and Servicing Agreement (including Schedule A thereto, as revised from time to time) to the Indenture Trustee, and will take such other action necessary or advisable to:

(i)            maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)           perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)          enforce any of the Collateral; or

(iv)          preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

The Issuing Entity hereby authorizes the Administrator and Indenture Trustee to file any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05. The Issuing Entity hereby ratifies any such financing statements filed prior to the date hereof; it being understood that such authorization shall not be deemed to be an obligation on the part of the Administrator or the Indenture Trustee to make any such filing.

Section 3.06           Opinions as to Trust Estate.

(a)           On the Closing Date, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b)           On or before April 30, in each calendar year, beginning in 2027, the Issuing Entity shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

Section 3.07           Performance of Obligations; Servicing of Receivables.

(a)           The Issuing Entity will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

(b)           The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity. Initially, the Issuing Entity has contracted with the Servicer and the Administrator to assist the Issuing Entity in performing its duties under this Indenture.

(c)           The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuing Entity shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Controlling Securities.

(d)           If the Issuing Entity shall have knowledge of the occurrence of a Servicer Default under the Sale and Servicing Agreement, the Issuing Entity shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuing Entity is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the Issuing Entity shall take all reasonable steps available to it to remedy such failure.

(e)           As promptly as possible after the giving of notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, the Indenture Trustee shall appoint a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer, subject to Section 8.02 of the Sale and Servicing Agreement. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuing Entity and the Depositor and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement with the Issuing Entity as provided below. Upon delivery of any such notice to the Issuing Entity, the Indenture Trustee shall obtain a new servicer as the Successor Servicer under the Sale and Servicing Agreement. Any Successor Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of Contracts and (ii) enter into a servicing agreement with the Issuing Entity having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuing Entity shall not have obtained such a new servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 8.02 of the Sale and Servicing Agreement, the Issuing Entity shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). Notwithstanding anything herein or in the Sale and Servicing Agreement to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under the Basic Documents and the transactions set forth or provided for therein. If the Indenture Trustee shall succeed to the Servicer’s duties as servicer of the Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates, provided that it shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer.

(f)            Upon any termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement, the Issuing Entity shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuing Entity of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)           Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuing Entity agrees (i) that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Controlling Securities, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Trust Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Administration Agreement (except as may be permitted thereby), or waive timely performance or observance by the Servicer or the Depositor under the Sale and Servicing Agreement (except as may be permitted thereby); and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Controlling Securities that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuing Entity agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

Section 3.08           Negative Covenants. So long as any Notes are Outstanding, the Issuing Entity shall not:

(i)            except as expressly permitted by this Indenture, the Receivables Purchase Agreement or the Sale and Servicing Agreement, (A) dissolve or liquidate in whole or in part or (B) sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuing Entity, including those included in the Trust Estate, in either case, unless directed to do so by the Indenture Trustee;

(ii)           claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate; or

(iii)          (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate.

Section 3.09           Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee within 120 days after the end of each fiscal year of the Issuing Entity (commencing with the fiscal year 2026), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)            a review of the activities of the Issuing Entity during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)           to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied in all material respects with all conditions and covenants under this Indenture throughout such year or, if there has been a material default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10           Issuing Entity May Consolidate, etc., Only on Certain Terms.

(a)           The Issuing Entity shall not consolidate or merge with or into any other Person, unless:

(i)            the Person (if other than the Issuing Entity) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and the other Basic Documents on the part of the Issuing Entity to be performed or observed, all as provided herein;

(ii)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)          the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)         the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse U.S. federal income tax consequence to the Issuing Entity, any Noteholder or any Certificateholder;

(v)          any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)         the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b)           The Issuing Entity shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i)            the Person that acquires by conveyance or transfer the properties and assets of the Issuing Entity the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuing Entity to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuing Entity against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)          the Rating Agency Condition shall have been satisfied with respect to such transaction;

(iv)         the Issuing Entity shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse U.S. federal income tax consequence to the Issuing Entity, any Noteholder or any Certificateholder;

(v)          any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi)         the Issuing Entity shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.11           Successor or Transferee. Upon any consolidation or merger of the Issuing Entity in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuing Entity) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuing Entity under this Indenture with the same effect as if such Person had been named as the Issuing Entity herein.

(a)           Upon a conveyance or transfer of all the assets and properties of the Issuing Entity pursuant to Section 3.10(b), World Omni Auto Receivables Trust 2026-C will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuing Entity with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that World Omni Auto Receivables Trust 2026-C is to be so released.

Section 3.12           No Other Business. The Issuing Entity shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto. After the Closing Date, the Issuing Entity shall not fund the purchase of any new Contracts.

Section 3.13           No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness.

Section 3.14           Servicer’s Obligations. The Issuing Entity shall use all reasonable efforts to cause the Servicer to comply with Sections 4.09, 4.10, 4.11 and 5.07(b) and Article IX of the Sale and Servicing Agreement.

Section 3.15           Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.16           Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.17           Removal of Administrator. So long as any Notes are Outstanding, the Issuing Entity shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

Section 3.18           Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity or to the Servicer (except as provided in the Basic Documents), (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuing Entity may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement and (y) payments to the Indenture Trustee pursuant to Section 1.01(a)(ii) of the Administration Agreement. The Issuing Entity will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

Section 3.19           Notice of Events of Default. The Issuing Entity shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each Servicer Default.

Section 3.20           Further Instruments and Acts. Upon request of the Indenture Trustee or as necessary, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article IV

Satisfaction and Discharge

Section 4.01           Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12, 3.13, 3.14 and 3.15, (v) the rights, obligations under this Article IV, and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A)           either:

(1)             all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)             all Notes not theretofore delivered to the Indenture Trustee for cancellation:

 (I)            have become due and payable, or

 (II)          are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuing Entity, and the Issuing Entity, in the case of (I) or (II) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

(B)            the Issuing Entity has paid or caused to be paid all other sums payable by the Issuing Entity hereunder; and

(C)            the Issuing Entity has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02           Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

Section 4.03           Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Article V

Remedies

Section 5.01           Events of Default.

(a)           “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and, subject to Sections 5.01(a)(iv) and (v)  whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            default in the payment of any interest on any Note of the Controlling Securities when the same becomes due and payable, and such default shall continue for a period of five Business Days; or

(ii)           default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable (A) in accordance with Sections 3.01 and 8.02(d) to the extent funds are available therefor and (B) on the related Final Scheduled Payment Date or Redemption Date; or

(iii)          material default in the observance or performance of any covenant or agreement of the Issuing Entity made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuing Entity made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 90 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Controlling Securities, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(iv)         the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)          the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

(b)           The Issuing Entity shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (a)(iii), its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

(c)           Notwithstanding the foregoing, (i) if any delay in or failure of performance referred to in clauses (a)(i) above shall have been caused by Force Majeure, the five Business Day grace period referred to in such clause (a)(i) shall be extended for an additional 30 days, (ii)  if any delay in or failure of performance referred to under clause (a)(ii) above shall have been caused by Force Majeure, such failure or delay referred to in such clause (a)(ii) shall not constitute an Event of Default for an additional 30 days and (iii) if any delay in or failure of performance referred to in clause (a)(iii) shall have been caused by Force Majeure, the 90 day grace period referred to in such clause (a)(iii) shall be extended for an additional 30 days. Upon the occurrence of any such event, each of the Issuing Entity and the Indenture Trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Indenture and the Issuing Entity or the Indenture Trustee, as applicable, shall provide the Indenture Trustee (if such delay or failure is a result of a delay or failure by the Issuing Entity), the Owner Trustee, the Noteholders and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Section 5.02           Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing at least a majority of the Outstanding Amount of the Controlling Securities may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing at least a majority of the Outstanding Amount of the Controlling Securities, by written notice to the Issuing Entity and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)            the Issuing Entity has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)           all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)            all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)           all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03           Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)           The Issuing Entity covenants that if (i) an Event of Default specified in Section 5.01(a)(i) has occurred and is continuing or (ii) an Event of Default specified in Section 5.01(a)(ii) has occurred and is continuing, the Issuing Entity will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)           In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuing Entity or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)            If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee may deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)           In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)           unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)         to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e)            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

(g)           In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04           Remedies; Priorities.

(a)           If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, or at the direction of the holders of at least a majority of the Controlling Securities shall, do one or more of the following (subject to Section 5.05):

(i)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuing Entity and any other obligor upon such Notes monies adjudged due;

(ii)           institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)          exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

(iv)         sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, other than an Event of Default described in Section 5.01(a)(i) or (ii), unless (A) the Holders of 100% of the Outstanding Amount of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of not less than 66 2/3% of the Outstanding Amount of the Controlling Securities. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b)           If the Indenture Trustee collects any money or property pursuant to this Article V, it shall deposit such money or property to the Collection Account as Collections to be applied pursuant to Article V of the Sale and Servicing Agreement.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuing Entity shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 5.05           Optional Preservation of the Receivables. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06           Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, except in accordance with Section 3.02(c) of the Sale and Servicing Agreement, unless:

(i)            such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)           the Holders of not less than 25% of the Outstanding Amount of the Controlling Securities have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)          such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)         the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)          no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of at least a majority of the Outstanding Amount of the Controlling Securities.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

Subject to Section 5.06(v), in the event the Indenture Trustee shall receive, in connection with Sections 5.06(ii) and (iii), conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Controlling Securities, the Indenture Trustee shall act at the direction of the group of Holders of Notes representing the greater Outstanding Amount of Controlling Securities. If the Indenture Trustee receives, in connection with this Section 5.06, conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes representing an equal Outstanding Amount of the Controlling Securities, the Indenture Trustee shall notify the applicable Holders of Notes and request a joint direction regarding what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07           Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08           Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09           Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10           Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11           Control by Noteholders. The Holders of at least a majority of the Outstanding Amount of the Controlling Securities shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)            such direction shall not be in conflict with any rule of law or with this Indenture or other Basic Documents;

(ii)           subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Outstanding Amount of the Controlling Securities;

(iii)          if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Controlling Securities to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv)          the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12           Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of at least a majority of the Outstanding Amount of the Controlling Securities may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13           Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and reasonable expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Controlling Securities or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14           Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15           Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.16           Performance and Enforcement of Certain Obligations.

(a)           Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuing Entity shall take all such lawful action as the Indenture Trustee, at the direction of the Holders of a majority of the Outstanding Amount of the Controlling Securities, shall request to compel or secure the performance and observance by the Depositor or the Servicer, as applicable, of each of their obligations to the Issuing Entity under or in connection with the Sale and Servicing Agreement or by the Depositor or the Servicer, as applicable, of each of their obligations under or in connection with the Receivables Purchase Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, at the direction of the Holders of a majority of the Outstanding Amount of the Controlling Securities, including the transmission of notices of default under the Sale and Servicing Agreement on the part of the Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor or the Servicer of each of their obligations under the Sale and Servicing Agreement.

(b)           If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Holders of 66 2/3% of the Outstanding Amount of the Controlling Securities shall, exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Depositor or the Servicer under or in connection with the Sale and Servicing Agreement, or against the Depositor under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor or the Servicer, of each of their obligations to the Issuing Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement or the Receivables Purchase Agreement, as the case may be, and any right of the Issuing Entity to take such action shall be suspended.

Article VI

The Indenture Trustee

Section 6.01           Duties of Indenture Trustee.

(a)           If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture or any other document against the Indenture Trustee; and

(ii)           in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)           The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)           the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received from a majority of the Outstanding Amount of the Controlling Securities in accordance with the terms of this Indenture.

(d)           Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Article VI.

(e)           The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuing Entity.

(f)            Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g)           No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Servicer under this Indenture except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Servicer in accordance with the terms of this Indenture.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Article VI and to the provisions of the TIA.

(i)            The Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof or to monitor the status of any lien or the performance of the Collateral, (ii) to see to any insurance or (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

(j)            The Indenture Trustee shall not be charged with knowledge of any Default, Event of Default or breach of representation or warranty, or be required to act thereon, unless either (1) a Responsible Officer shall have actual knowledge of such Default, Event of Default or breach of representation or warranty or (2) written notice of such Default, Event of Default or breach of representation or warranty shall have been given to such Indenture Trustee in accordance with the provisions of this Indenture. Except as expressly set forth in the Basic Documents, the Indenture Trustee shall have no obligation to take any action to determine whether any such default or event has occurred. For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report shall not constitute actual knowledge of any breach of representation or warranty.

Section 6.02           Rights of Indenture Trustee.

(a)            The Indenture Trustee, in the absence of bad faith, may conclusively rely on, and need not investigate any fact or matter stated in, any document (including any such document delivered in electronic format) reasonably believed by it to be genuine and to have been signed or presented by the proper person. Except as expressly stated herein or in the other Basic Documents, the Indenture Trustee need not investigate or re-calculate, evaluate, certify, verify or independently determine the accuracy of any information, report, certificate, statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the accuracy of the information therein.

(b)           Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuing Entity or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)           The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)           The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)            The Indenture Trustee may consult with counsel, accountants, and experts of its own selection, and the advice or opinion of counsel, accountants, or experts with respect to legal, accounting, or matters relating to this Indenture and the Notes or any related document shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountant, or expert.

(f)            The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction, except with respect to requests, demands or directions relating to communications between Noteholders or Note Owners under Section 7.02(e) or an asset representations review demand under Section 7.05, in which case any such costs, expenses, disbursements, advances and liabilities which might be incurred by the Indenture Trustee, its agents and its counsel in compliance with such request or direction shall be subject to the Issuing Entity and Administrator’s compensation and indemnification obligations pursuant to Section 6.07.

(g)           The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Notes representing at least 25% of the Controlling Securities; provided that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee in its reasonable judgment against such cost, expense or liability as a condition to taking any such action. In no event shall the Indenture Trustee have any responsibility to monitor World Omni’s compliance with or be charged with knowledge of the requirements of Regulation RR or the Credit Risk Retention Rules, nor shall it be liable to any Noteholder, Certificateholder, or any party whatsoever for violation of such rules or requirements or such similar provisions now or hereafter in effect.

(h)           The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its willful misconduct, negligence or bad faith in the performance of such act.

(i)            The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder and in each document to which it is a party.

(j)             In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer systems and services; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)           In no event shall the Indenture Trustee be personally liable (i) for special, consequential, indirect or punitive damages (including lost profits), (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories and (iii) for the acts or omissions of brokers or dealers.

(l)            In no event shall the Indenture Trustee be liable for the failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its obligations hereunder.

(m)          In order to comply with Applicable Anti-Money Laundering Law, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its reasonable request from time to time such identifying information and documentation as may be reasonably available for such party in order to enable the Indenture Trustee to comply with such Applicable Anti-Money Laundering Law.

(n)           Each Holder, by its acceptance of a Note hereunder, represents that it has, independently and without reliance upon the Indenture Trustee or any other Person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Holder also represents that it will, independently and without reliance upon the Indenture Trustee or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Indenture or any other document and in connection with the Notes. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Indenture Trustee hereunder, the Indenture Trustee shall not have any duty or responsibility to provide any Holder with any other information concerning the Issuing Entity, the Servicer or any other parties to any related documents which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

(o)           The Indenture Trustee may, from time to time, reasonably request that the Issuing Entity, the Administrator, the Servicer and any other applicable party deliver a certificate (upon which the Indenture Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any related document together with a specimen signature of such authorized officers and the Indenture Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

(p)           The Indenture Trustee shall not be required to take any action it is directed to take under this Indenture if the Indenture Trustee reasonably determines in good faith that the action so directed would involve the Indenture Trustee in personal liability, would violate the rights of the non-directing Noteholders, or is contrary to applicable law or inconsistent with this Indenture or other Basic Documents.

(q)           The Indenture Trustee shall not be liable for any action or inaction of the Issuing Entity, Servicer, Depositor, or any other party (or agent thereof) to this Indenture or any related document and may assume compliance by such parties with their obligations under this Indenture or any related agreements, unless a Responsible Officer of the Indenture Trustee shall have actual knowledge or received written notice to the contrary at the Corporate Trust Office of the Indenture Trustee.

(r)            Knowledge of the Indenture Trustee shall not be attributed or imputed to U.S. Bank Trust Company, National Association’s other roles in the transaction and knowledge of any Paying Agent, Note Registrar, Securities Intermediary, Certificate Registrar shall not be attributed or imputed to each other or to the Indenture Trustee (in either case, other than those where the roles are performed by the same group or division within U.S. Bank Trust Company, National Association or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of U.S. Bank Trust Company, National Association (and vice versa).

(s)            The Account Bank shall be afforded the same rights, privileges and protections as the Indenture Trustee hereunder.

Section 6.03           Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04           Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.05           Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall transmit to each Noteholder notice of the Default within 90 days after it obtains such actual knowledge. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06           Reports by Indenture Trustee. The Indenture Trustee shall make available to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. On or before each Payment Date, the Indenture Trustee will post a copy of the statement or statements provided to the Indenture Trustee by the Servicer pursuant to Section 5.08 of the Sale and Servicing Agreement with respect to the applicable Payment Date on its internet website promptly following its receipt thereof, for the benefit of the Noteholders. The Indenture Trustee’s internet website shall initially be located at: https://pivot.usbank.com. Assistance in using the website can be obtained by calling the Indenture Trustee’s bondholder services group at (800) 934-6802. The Indenture Trustee may change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for such Noteholders, and the Indenture Trustee shall provide on the website timely and adequate notification to all parties regarding any such change.

Section 6.07           Compensation and Indemnity. The Issuing Entity shall, or shall cause the Administrator to, pursuant to the Administration Agreement, pay to the Indenture Trustee from time to time reasonable compensation for its services as agreed in writing. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuing Entity shall, or shall cause the Administrator to, reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses incurred or made by it in connection with the administration of this Indenture and performance of its duties hereunder, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts; provided, that, reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee, in connection with the closing of the transactions described in the Basic Documents, shall be subject to any limitations separately agreed upon before the Closing Date between the Administrator and the Indenture Trustee. The Issuing Entity shall, or shall cause the Administrator to, pursuant to the Administration Agreement, indemnify the Indenture Trustee against any and all loss, liability, claim, damage or expense (including reasonable and documented legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee of any indemnification or other obligation of the Issuing Entity or the Administrator) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuing Entity and the Administrator promptly of any claim of which the Indenture Trustee has received written notice for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuing Entity and the Administrator shall not relieve the Issuing Entity or the Administrator of its obligations hereunder. The Issuing Entity shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuing Entity shall, or shall cause the Administrator to, pay the fees and expenses of such counsel. Neither the Issuing Entity nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

The Issuing Entity’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(a)(iv) or (v) with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08           Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time with thirty days’ prior written notice by so notifying the Issuing Entity. The Indenture Trustee shall resign following the occurrence of an Event of Default if required by Section 310 of the TIA. The Holders of at least a majority of the Outstanding Amount of the Controlling Securities may remove the Indenture Trustee by providing 30 days’ prior written notice to the Indenture Trustee and the Depositor and may appoint a successor Indenture Trustee. The Issuing Entity shall remove the Indenture Trustee if:

(i)            the Indenture Trustee fails to comply with Section 6.11;

(ii)           the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)         the Indenture Trustee otherwise becomes incapable of acting as such under the Basic Documents or if acting would result in a violation of applicable law (including, without limitation, ERISA).

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall promptly appoint a successor Indenture Trustee and notify the Depositor of such appointment.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuing Entity and the Depositor. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the Holders of at least a majority of the Outstanding Amount of the Controlling Securities may, at the expense of the Issuing Entity, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuing Entity’s and the Administrator’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09         Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Depositor (who shall promptly provide such notice to the Rating Agencies) prior written notice of any such transaction (provided, that if the Indenture Trustee shall be a public company or a wholly-owned subsidiary of a public company, no earlier than at such time as the Indenture Trustee or such Affiliate is required to make such information public). Additionally, the Indenture Trustee shall provide the Depositor with written notice of the consummation of such transaction no later than one (1) Business Day after the effective date of such event, together with the information reasonably requested by the Depositor in order to comply with its reporting obligations under the Exchange Act with respect to a successor Indenture Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.10           Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)         Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)            no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)          the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)           Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11           Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and if the Indenture Trustee shall have time deposits, then such time deposits shall be rated at least A-2 by S&P and F1 by Fitch, or such other rating acceptable to each such Rating Agency. The Indenture Trustee shall comply with TIA § 310(b), including the optional provision permitted by the second sentence of TIA § 310(b)(9); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. Notwithstanding any other provision herein or any other Basic Document to the contrary, the Indenture Trustee shall be disqualified, at any time, if acting as such under the Basic Documents would result in a violation of applicable law (including, without limitation, ERISA).

Section 6.12          Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 6.13          Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuing Entity and Noteholders shall rely:

(a)           the Indenture Trustee is a national banking association duly organized, validly existing under the laws of the jurisdiction of its formation;

(b)           the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c)           the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

(d)           no consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by the Indenture Trustee in connection with the execution, delivery or performance by the Indenture Trustee of the Basic Documents; and

(e)           this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

Section 6.14          Communications Regarding Demands to Repurchase Receivables. The Indenture Trustee shall provide prompt notice to World Omni and the Depositor of all demands received by a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable. The Indenture Trustee shall, upon written request and at the sole cost and expense of either World Omni or the Depositor, provide (x) notification to World Omni and the Depositor with respect to any actions taken by the Indenture Trustee or determinations made by the Indenture Trustee, in each case with respect to any such demand communicated to the Indenture Trustee in respect of any Receivables, and (y) any other records or information related to such demand reasonably requested by World Omni or the Depositor, as applicable, that is in the Indenture Trustee’s possession and reasonably accessible to it, such notifications to be provided by the Indenture Trustee as soon as practicable and in any event within five (5) Business Days of such request or such other time frame as may be mutually agreed to by the Indenture Trustee and World Omni or the Depositor, as applicable. Such notices shall be provided to World Omni and the Depositor at 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Treasurer, or at such other address or by such other means of communication as may be specified by World Omni or the Depositor to the Indenture Trustee from time to time. The Indenture Trustee and the Issuing Entity acknowledge and agree that the purpose of this Section 6.14 is to facilitate compliance by World Omni and the Depositor with Rule 15Ga-1 under the Exchange Act, as amended, and Items 1104(e) and 1121(c) of Regulation AB (the “Repurchase Rules and Regulations”). The Indenture Trustee acknowledges that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by World Omni and the Depositor in good faith for delivery of information accessible by the Indenture Trustee under these provisions on the basis of evolving interpretations of the Repurchase Rules and Regulations. The Indenture Trustee shall cooperate fully with World Omni and the Depositor to deliver any and all records and any other information reasonably available to it and necessary in the good faith determination of World Omni and the Depositor to permit them to comply with the provisions of Repurchase Rules and Regulations. In no event shall the Indenture Trustee have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB, and except as required by the express terms of the other Basic Documents, nor shall the Indenture Trustee have any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities in respect of this Indenture.

Article VII

Noteholders’ Lists and Reports

Section 7.01           Issuing Entity to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuing Entity will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuing Entity of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such lists shall be required to be furnished.

Section 7.02           Preservation of Information; Communications to Noteholders; Noteholder Communications with Indenture Trustee; Communications between Noteholders.

(a)           The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)           Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)           The Issuing Entity, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

(d)           Noteholder Communications with Indenture Trustee. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notice to the Indenture Trustee. Any Note Owner must provide a written certification stating that the Person is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely. The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Note Owner, unless such Noteholder or Note Owner shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request, demand or direction, except with respect to requests, demands or directions relating to communications between Noteholders or Note Owners under Section 7.02(e) or an asset representations review demand under Section 7.05, in which case any such costs, expenses, disbursements, advances and liabilities which might be incurred by the Indenture Trustee, its agents and its counsel in compliance with such request or direction shall be subject to the Issuing Entity and Administrator’s compensation and indemnification obligations pursuant to Section 6.07. The Indenture Trustee shall provide the Depositor, the Servicer and the Issuing Entity with notice, as soon as practicable and in any event within five (5) Business Days, of receipt of any requests by any Noteholder or Note Owner to communicate with other Noteholders or Note Owners pursuant to Section 7.02(e) or any requests to repurchase a Receivable as the result of a breach of a representation or warranty pursuant to the Sale and Servicing Agreement.

(e)            Communications between Noteholders. A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) that seeks to communicate with other Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture or the other Basic Documents may send a written request to the Administrator on behalf of the Issuing Entity or the Servicer to include information regarding the communication in a Form 10-D to be filed by the Servicer, on behalf of the Issuing Entity, with the Commission. Each request must include (i) the name of the requesting Noteholder (in the case of any Definitive Note) or Note Owner (in the case of any Book-Entry Note), (ii) the method by which other Noteholders and Note Owners may contact the requesting Noteholder or Note Owner and (iii) in the case of a Note Owner, a written certification stating that the Person is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely. A Noteholder or Note Owner that delivers a request under this Section 7.02(e) will be deemed to have certified to the Issuing Entity and the Servicer that its request to communicate with other Noteholders or Note Owners relates solely to a possible exercise of rights under this Indenture or the other Basic Documents, and will not be used for other purposes. The Issuing Entity will promptly deliver any such request to the Servicer. On receipt of such a request, the Servicer will include in the Form 10-D filed by the Issuing Entity with the Commission for the Collection Period in which the request was received (A) a statement that the Issuing Entity has received a request from a Noteholder or Note Owner, as applicable, that is interested in communicating with other Noteholders or Note Owners about a possible exercise of rights under this Indenture or the other Basic Documents, (B) the name of the requesting Noteholder or Note Owner, (C) the date the request was received and (D) a description of the method by which the other Noteholders or Note Owners may contact the requesting Noteholder or Note Owner. The Servicer will bear any costs associated with including any such communication in the Form 10-D and each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, shall be required to agree that such requesting Noteholder or Note Owner will pay any costs associated with communicating with other Noteholders or Note Owners, and none of the Sponsor, the Asset Representations Reviewer, the Servicer, the Depositor, the Issuing Entity, the Administrator, the Indenture Trustee or the Owner Trustee will be responsible for such costs (for the avoidance of doubt, this sentence shall not limit the Issuing Entity or Administrator’s obligations to the Indenture Trustee pursuant to Sections 6.02(f) or 7.02(d)).

Section 7.03          Reports by Issuing Entity.

(a)           The Issuing Entity shall:

(i)            file with the Indenture Trustee, within 15 days after the Issuing Entity is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuing Entity may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)            file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(iii)           supply to the Indenture Trustee (and the Indenture Trustee shall transmit to The Depository Trust Company, on behalf of the Noteholders as described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission; and

(iv)           delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuing Entity’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates).

(b)           Unless the Issuing Entity otherwise determines, the fiscal year of the Issuing Entity shall end on December 31 of each year.

Section 7.04           Reports by Indenture Trustee. If required by TIA § 313(a), within 60 days after each February 1, beginning with February 1, 2027, the Indenture Trustee shall make available to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b). As required by TIA § 313(d), a copy of each report at the time of its transmission to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuing Entity shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.05           Noteholder Demand for Asset Representations Review.

(a)            If the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger, a Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may make a demand on the Indenture Trustee to cause a vote of the Noteholders or Note Owners, as applicable, about whether to direct the Asset Representations Reviewer to conduct a Review of the Review Receivables under the Asset Representations Review Agreement. In the case of a Note Owner, each demand and vote must be accompanied by a written certification stating that the Person is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely. If Noteholders and Note Owners that collectively hold Notes evidencing at least 5% of the aggregate Outstanding Amount of the Notes as of the date of filing the Form 10-D that disclosed that the Delinquency Percentage for the related Payment Date exceeds the Delinquency Trigger demand a vote within 90 days of the filing of such Form 10-D, the Indenture Trustee will promptly request a vote of the Noteholders and Note Owners as described in Section 7.05(b) below; provided, that for the purpose of determining the holders of the Notes Outstanding, any Notes held by World Omni or any of its Affiliates shall not be included in such calculation.

(b)           Upon the direction of the requisite Noteholders or Note Owners set forth in Section 7.05(a), the Indenture Trustee shall conduct a vote of all Noteholders in accordance with the Indenture Trustee’s standard vote solicitation process (if the Notes are represented by Definitive Notes) and shall cause a vote to be conducted in accordance with applicable Depository Trust Company procedures of all Note Owners (if the Notes are represented by Book-Entry Notes). The Indenture Trustee shall provide to the Servicer, to the extent available from the Depository Trust Company, if applicable, the voting instructions and procedures applicable to the Noteholders and Note Owners to be included in the Form 10-D filed by the Issuing Entity with the Commission. Such Form 10-D will also include a statement that sufficient Noteholders and Note Owners are requesting a full Noteholder vote to commence a Review and will describe the applicable voting deadline. Each Noteholder and Note Owner that elects to vote shall vote on the issue of whether or not the Asset Representations Reviewer should be directed to conduct a Review. The vote will remain open until the 150th day after the filing of the Form 10-D reporting that the Delinquency Percentage for the related Payment Date exceeds the Delinquency Trigger.

(c)           If Noteholders holding at least 5% of the aggregate Outstanding Amount of the Notes participate in such vote, and Noteholders representing a majority of the Outstanding Amount of such Notes vote for a Review, the Indenture Trustee will promptly send a Review Notice to the Asset Representations Reviewer, the Issuing Entity and the Servicer notifying the Asset Representations Reviewer that the Noteholders have requested the Review.

(d)           The Indenture Trustee shall cooperate with the Asset Representations Reviewer in the event a Review is commenced pursuant to this Section 7.05 and shall provide the Asset Representations Reviewer with any documents or other information in its possession and requested by the Asset Representations Reviewer in connection with the Review. The Indenture Trustee shall have no obligation to obtain missing information from any other party or source; provided, however, that the Indenture Trustee shall promptly forward any requests for information not available to it to the Servicer and the Depositor.

(e)           For the avoidance of doubt, the Indenture Trustee shall not be required to (i) give notice to Noteholders that or determine whether the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger or (ii) determine which assets are subject to Review by the Asset Representations Reviewer.

Article VIII

Accounts, Disbursements and Releases

Section 8.01           Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02           Trust Accounts.

(a)           On or prior to the Closing Date, for the benefit of the Noteholders and the Certificateholders, as applicable, the Issuing Entity shall cause the Servicer to establish and maintain with the Account Bank and in the name of the Indenture Trustee, the Trust Accounts (other than the Reserve Account) as provided in Section 5.01 of the Sale and Servicing Agreement, bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Noteholders and the Certificateholders, as applicable.

(b)           On or prior to the Closing Date, the Issuing Entity shall cause the Servicer to establish and maintain with the Account Bank and in the name of the Issuing Entity, the Reserve Account as provided in Section 5.01 of the Sale and Servicing Agreement, bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Issuing Entity.

(c)           On or before each Payment Date, in accordance with the instructions of the Servicer, based on the information contained in the Servicer’s Certificate delivered on the related Payment Determination Date pursuant to Section 4.09 of the Sale and Servicing Agreement, the Indenture Trustee shall make, or shall cause the Account Bank to make, all withdrawals and deposits to the Collection Account, Note Distribution Account and Reserve Account and shall make all distributions to Certificateholders in accordance with Sections 5.06 and 5.07 of the Sale and Servicing Agreement.

(d)           Except as otherwise provided in paragraph (e) below, on each Payment Date and Redemption Date, the Indenture Trustee shall, or shall cause the Account Bank to, distribute all amounts on deposit in the Note Distribution Account, other than amounts deposited in the Note Distribution Account pursuant to Section 5.01(d) of the Sale and Servicing Agreement, and allocated pursuant to Section 5.06 of the Sale and Servicing Agreement to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium) in the following amounts:

(i)            to the Holders of Class A Notes, all amounts allocated to such Holders in respect of interest on the Class A Notes pro rata based upon the aggregate amount of accrued and unpaid interest due and payable to the Holders of such Notes;

(ii)           to the Holders of the Class B Notes, all amounts allocated to such Holders in respect of interest on the Class B Notes;

(iii)          to the Holders of the Class C Notes, all amounts allocated to such Holders in respect of interest on the Class C Notes;

(iv)          to the Holders of the Class A Notes, the Class B Notes and the Class C Notes, all amounts allocated to such Holders in respect of principal on the Notes will be paid to the Holders of the Class A Notes, Class B Notes and Class C Notes in the following order of priority:

(A)           to the Class A-1 Notes until they are paid in full; then

(B)            to the Class A-2 Notes, pro rata to the Class A-2a Notes and the Class A-2b Notes based upon the aggregate Outstanding Amount of such Class, until they are paid in full; then

(C)            to the Class A-3 Notes until they are paid in full; then

(D)            to the Class A-4 Notes until they are paid in full; then

(E)            to the Class B Notes until they are paid in full; and then

(F)            to the Class C Notes until they are paid in full.

In addition, on the Final Scheduled Payment Date for any Class of Notes, if the Outstanding Amount of any Class of Notes remains greater than zero, in accordance with the instructions of the Servicer, based on the information contained in the Servicer’s Certificate delivered on the related Payment Determination Date pursuant to Section 4.09 of the Sale and Servicing Agreement, the Indenture Trustee shall, or shall cause the Account Bank to, apply funds from the Reserve Account to repay the Outstanding Amount of such Class of Notes in full.

(e)            In the event the Notes are declared to be due and payable following the occurrence of an Event of Default, the Indenture Trustee shall, or shall cause the Account Bank to, distribute all amounts on deposit in the Note Distribution Account and allocated pursuant to Section 5.06 of the Sale and Servicing Agreement to Noteholders in the following order of priority: (i) to the Holders of the Class A Notes, all amounts allocated to such Holders in respect of interest on the Class A Notes pro rata based upon the aggregate amount of accrued and unpaid interest due and payable to the Holders of such Notes; (ii) to the Holders of the Class A Notes, all amounts allocated to such Holders in respect of principal on the Class A Notes, first to the Holders of the Class A-1 Notes, until paid in full, then to the Holders of the Class A-2 Notes (pro rata between the Class A-2a Notes and the Class A-2b Notes), until paid in full, then to the Holders of the Class A-3 Notes, until paid in full, and then to the Holders of the Class A-4 Notes, until paid in full; (iii) to the Holders of the Class B Notes, all amounts allocated to such Holders in respect of interest on the Class B Notes; (iv) to the Holders of the Class B Notes, all amounts allocated to such Holders in respect of principal on the Class B Notes, until paid in full; (v) to the Holders of the Class C Notes, all amounts allocated to such Holders in respect of interest on the Class C Notes; and (vi) to the Holders of the Class C Notes, all amounts allocated to such Holders in respect of principal on the Class C Notes, until paid in full. If the Outstanding Amount of any Class of Notes remains greater than zero after application of clauses (i), (ii), (iii), (iv), (v) and (vi) above, the Indenture Trustee shall apply funds from the Reserve Account in the same order of priority as described above to repay the Outstanding Amount of such Class of Notes in full.

Section 8.03          Benchmark Determination.

(a)           On each SOFR Adjustment Date, the Administrator shall determine the SOFR Rate in accordance with the definition thereof and shall send to the Servicer by email transmission notification of the SOFR Rate for the Interest Accrual Period. The Servicer shall include the SOFR Rate for the Interest Accrual Period in the Servicer Certificate. All determinations of the SOFR Rate, in the absence of manifest error, shall be conclusive and binding on the Noteholders.

(b)           If the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator (on behalf of the Issuing Entity) will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all such determinations on all subsequent dates. The Administrator (on behalf of the Issuing Entity) shall deliver written notice (including by email) to each Rating Agency, the Indenture Trustee and the Servicer on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator (on behalf of the Issuing Entity) has determined with respect to the related Interest Accrual Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The Administrator (on behalf of the Issuing Entity) shall have the right to make SOFR Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time. Notwithstanding anything in this Indenture or the other Basic Documents to the contrary, upon the receipt of such notice by the Rating Agencies, the Indenture Trustee and the Servicer, and the inclusion of such information in the Servicer Certificate, this Indenture and/or any other relevant Basic Document will be deemed to have been amended to reflect such Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the provisions of Article IX of this Indenture, or the amendment provisions of any other relevant Basic Document.

(c)           All percentages resulting from any calculation on the Class A-2b Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

(d)           Any determination, decision or election that may be made by the Administrator (on behalf of the Issuing Entity) pursuant to this Section 8.03 (or pursuant to any capitalized term used in this Section 8.03 or in any such capitalized term), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the Basic Documents, will become effective without consent from any other party.  None of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor or the Servicer, or their respective Affiliates, will have any liability for any determination made by or on behalf of the Issuing Entity pursuant to this Section 8.03 (or pursuant to any capitalized term used in this Section 8.03 or in any such capitalized term), and each Noteholder and Note Owner, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor and the Servicer, and their respective Affiliates relating to any such determinations.

(e)           The Indenture Trustee shall be under no obligation to (i) monitor, determine or verify the unavailability or cessation of the SOFR Rate (or the then-current Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(f)            The Indenture Trustee shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the SOFR Rate (or the then-current Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Issuing Entity, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. The Indenture Trustee shall be entitled to rely conclusively upon any determination made, and any instruction, notice, Officer’s Certificate or other instrument or information provided by the Administrator, Servicer or Depositor without independent verification, investigation or inquiry of any kind by the Indenture Trustee.

(g)           The Indenture Trustee shall not be liable for any interest rate published by any publication that is the source of determining the interest rates of the Notes, including but not limited to the FRBNY’s Website (or any successor source), for any rates compiled by the FRBNY or any successor thereto, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 8.04           General Provisions Regarding Accounts.

(a)           So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments (as defined in the Sale and Servicing Agreement), as determined solely by the Issuing Entity (or Servicer on its behalf), and reinvested by the Indenture Trustee (or, at the direction of the Indenture Trustee, the Account Bank) subject to the provisions of Section 5.01(b) of the Sale and Servicing Agreement; provided, that, such funds in the Reserve Account shall be invested in Eligible Investments meeting the requirements of §246.4(b)(2) of Regulation RR, as determined solely by the Servicer. All income or other gain from investments of monies deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Issuing Entity will not direct the Indenture Trustee or the Account Bank to make any investment of any funds or to sell any investment held in any Trust Account unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee or the Account Bank to make any such investment or sale, if requested by the Indenture Trustee, the Issuing Entity shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect. The Indenture Trustee will make available to the Servicer monthly cash transaction statements which include detail for all investment transactions effected by the Indenture Trustee hereunder or brokers selected by the Issuing Entity (or the Servicer on its behalf). Such statements will be delivered via the Indenture Trustee’s online service and paper statements will be provided only upon request. The Issuing Entity further understands that trade confirmations for securities transactions effected by the Indenture Trustee will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker. Eligible Investments may be purchased by or through an Affiliate of the Indenture Trustee.

(b)           Subject to Section 6.01(c), neither the Indenture Trustee or the Account Bank shall in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)           If (i) the Issuing Entity (or the Servicer on its behalf) shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by such time as may be agreed by the Issuing Entity and Indenture Trustee on any Business Day, (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) such Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, in the case of clauses (ii) and (iii) above, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments as specified in clause (i) of the definition thereof; provided, that, such funds on deposit in the Reserve Account shall be invested only in Eligible Investments specified in such clause (i) that meet the requirements of §246.4(b)(2) of Regulation RR, as determined solely by the Servicer, and the Indenture Trustee shall have no obligation to invest or reinvest any funds in the Reserve Account absent written instruction from the Servicer, or in the case of clause (i) above, invest such funds in accordance with the most recent investment directions received from the Issuing Entity (or the Servicer on its behalf), or in the absence thereof, or unavailability of such specified investments, such funds shall remain uninvested.

Section 8.05           Release of Trust Estate.

(a)           Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)           The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuing Entity or any other Person entitled thereto any funds then on deposit in the Trust Accounts; provided, that, any amounts on deposit in the Reserve Account shall only be distributable to the Depositor following the final distribution to the Certificateholders. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05(b) only upon receipt of an Issuing Entity Request accompanied by an Officer’s Certificate of the Issuing Entity, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

Section 8.06           Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuing Entity to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

Article IX

Supplemental Indentures

Section 9.01           Supplemental Indentures Without Consent of Noteholders.

(a)           Without the consent of the Holders of any Notes but with prior notice (delivered by the Depositor) to the Rating Agencies, the Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)            to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)           to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

(iii)          to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuing Entity;

(iv)          to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)           to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action, as evidenced by an Officer’s Certificate of the Servicer, shall not adversely affect the interests of the Holders of the Notes;

(vi)          to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)         to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

(viii)        to correct any manifest error with the terms of this Indenture as compared to the terms set forth in the Final Prospectus; or

(ix)            to further prevent or help avoid the application to the Notes of the Treasury Regulations (or other interpretive guidance) issued under Section 385 of the Code.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)            The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, may, also without the consent of any of the Holders of the Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided that such amendments require: (i) satisfaction of the Rating Agency Condition or (ii) an Officer’s Certificate of the Servicer stating that the amendment will not materially and adversely affect the interest of any Noteholder.

(c)            Notwithstanding anything in this Indenture to the contrary, no supplemental indenture shall be effective without the prior written consent of the Asset Representations Reviewer if the supplemental indenture would adversely modify the amount or timing of distributions to be made to the Asset Representations Reviewer under this Indenture. The Indenture Trustee shall have no responsibility for determining whether any supplemental indenture would adversely modify the amount or timing of distributions to be made to the Asset Representations Reviewer under this Indenture.

Section 9.02           Supplemental Indentures with Consent of Noteholders.

(a)           The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of at least a majority of the Outstanding Amount of the Controlling Securities, by Act of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i)            change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)            reduce the percentage of the Outstanding Amount of the Controlling Securities, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)          modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv)          reduce the percentage of the Outstanding Amount of the Controlling Securities required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust Estate pursuant to Section 5.04;

(v)           modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vi)          modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(vii)         permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or

(viii)        except as provided in Section 5.04(a)(iv), liquidate the Receivables when the proceeds of such sale would be insufficient to fully pay the Notes.

(b)           The Indenture Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate certifying as to whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

(c)            It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(d)            Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall transmit to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03         Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be provided with and, subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent under this Indenture for the execution of the supplemental indenture have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04         Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05         Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06         Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Article X

Redemption of Notes

Section 10.01         Redemption. The outstanding Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.01(a) of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Owner Trust Estate pursuant to said Section 9.01(a), for a purchase price equal to the Redemption Price; provided that the Issuing Entity has available funds sufficient to pay the Redemption Price. The Servicer or the Issuing Entity shall furnish the Rating Agencies notice of such redemption. If the outstanding Notes are to be redeemed pursuant to this Section, the Servicer or the Issuing Entity shall furnish notice of such election to the Indenture Trustee not later than the close of business on the first business day of the month in which the Redemption Date occurs, and the Issuing Entity shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

Section 10.02         Form of Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, by facsimile mailed or transmitted, by e-mail transmission or by transmission to the Clearing Agency not later than 10 days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address, facsimile number or e-mail address appearing in the Note Register.

All notices of redemption shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)            the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuing Entity to be maintained as provided in Section 3.02); and

(d)           applicable “CUSIP” numbers.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuing Entity. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

Section 10.03         Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuing Entity shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

Article XI

Miscellaneous

Section 11.01         Compliance Certificates and Opinions, etc.(a)         Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)            a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)           (i)            Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuing Entity shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of the person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuing Entity of the Collateral or other property or securities to be so deposited.

(ii)            Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuing Entity shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuing Entity of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuing Entity, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii) is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuing Entity as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iii)          Whenever any property or securities are to be released from the lien of this Indenture, the Issuing Entity shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)          Whenever the Issuing Entity is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuing Entity shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

(v)           Notwithstanding Section 2.10 or any other provision of this Section, the Issuing Entity may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Note Distribution Account as and to the extent permitted or required by the Basic Documents, so long as the Issuing Entity shall deliver to the Indenture Trustee every six months, commencing February 15, 2027 (except that if the 15th of any such month is not a Business Day, delivery shall be required by the immediately following Business Day), an Officer’s Certificate of the Issuing Entity stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuing Entity’s business and that the proceeds thereof were applied in accordance with the Basic Documents.

Section 11.02         Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuing Entity or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuing Entity or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03         Acts of Noteholders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of the Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04         Notices, etc., to Indenture Trustee, Issuing Entity and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i)            the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be made via e-mail transmission, pdf, facsimile or overnight delivery) to or with the Indenture Trustee at its Corporate Trust Office, or

(ii)            the Issuing Entity by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to: World Omni Auto Receivables Trust 2026-C, in care of the Owner Trustee at its Corporate Trust Office, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity or the Administrator. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies shall be given to the Depositor, which shall promptly post such notice to the website maintained by the Depositor for notifications to nationally recognized statistical rating organizations.

In addition to the foregoing, the Indenture Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If a party elects to give the Indenture Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Indenture Trustee’s understanding of such instructions shall be determined in accordance with Section 6.01(b)(ii). The Indenture Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction; provided, that the Indenture Trustee will not be relieved from liability for its own bad faith, negligence or willful misconduct. Except as provided above in this paragraph, the party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

The Issuing Entity’s obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person other than a Noteholder shall be satisfied by the Issuing Entity making such demand, delivery, notice, communication or instruction available at https://via.intralinks.com/, or such other website or distribution service or provider as the Issuing Entity shall designate by written notice to the other parties.

The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders or Note Owners to the Issuing Entity, the Administrator and the Servicer and, if such notice is a Repurchase Request, to World Omni.

Section 11.05         Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if by electronic transmission in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

If the Indenture Trustee receives a Repurchase Request from a Noteholder or Note Owner and World Omni does not repurchase the Receivable related to such Repurchase Request within 180 days of the receipt of such Repurchase Request, the Indenture Trustee shall, at the direction of the Administrator, deliver a notice to the related Noteholder or Note Owner indicating that the repurchase request is unresolved.

Section 11.06         Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuing Entity may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuing Entity will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.07         Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.08         Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.09         Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.10         Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.11         Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Asset Representations Reviewer shall be a third-party beneficiary to this Indenture, but only to the extent that it has any rights specified herein.

Section 11.12         Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.13         GOVERNING LAW; JURISDICTION. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO, EACH NOTEHOLDER BY ITS ACCEPTANCE OF A NOTE, AND EACH NOTE OWNER BY ITS ACCEPTANCE OF AN INTEREST IN THE APPLICABLE BOOK-ENTRY NOTE OR DEFINITIVE NOTE, HEREBY UNCONDITIONALLY AND IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE APPELLATE COURTS OF ANY THEREOF FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 11.14         Counterparts; Electronic Signatures. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each of the parties agree that this Indenture and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Indenture or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Indenture and such other documents may be made by facsimile, email or other electronic transmission; provided, however, that (i) any documentation with respect to transfer of the Notes or other securities presented to the Indenture Trustee or any transfer agent must contain original documents with manually executed signatures and (ii) upon the request of the Indenture Trustee, any electronic signature delivered pursuant to this Section 11.14 shall be followed with a manually executed, original counterpart within a reasonable period of time following such request, to the extent such manually executed, original counterpart shall be required by applicable law or a regulatory body having supervisory authority over the Indenture Trustee. The Indenture Trustee shall not be liable for, and shall be indemnified and held harmless pursuant to Section 6.07 of this Indenture against any loss, liability or expense arising out of the use of electronic or digital signatures and electronic methods of submission with respect to this Agreement, the Basic Documents and any documents or notices delivered to the Indenture Trustee pursuant to this Agreement or the related documents, including the risk of the Indenture Trustee acting on any unauthorized instructions and the risk of interception and misuse by third parties.

Section 11.15         Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.16         Trust Obligation. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by the Trustee Bank, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by the Trustee Bank, but is made and intended for the purpose of binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on the Trustee Bank, individually or personally, to perform any covenant of the Issuing Entity, either expressed or implied, contained herein, all such liability of the Trustee Bank in its individual or personal capacity, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) the Trustee Bank has made no investigation into the accuracy or completeness of any representations or warranties made by the Issuing Entity in this Indenture, and (e) under no circumstances shall the Trustee Bank be personally liable for the payment of any indebtedness or expenses of the Issuing Entity under this Indenture or any other related documents.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

In the event that a Noteholder (other than WOAR) is deemed, under applicable law by any court or other authority of competent jurisdiction, to have an interest in any assets of WOAR or any Affiliate of WOAR other than the beneficial interest in Trust (“other assets”), the parties to this Indenture and the Noteholders acknowledge and agree that: (i) such Noteholder’s Note represents a claim of the Noteholder against the assets of the Trust and the Trust Estate only, (ii) any such Noteholder’s claim against any other assets shall be, and hereby is, subject and subordinate in all respects to the rights of other Persons to whom rights in the other assets have been expressly granted (“entitled Persons”), including to the payment in full of all amounts owing to such entitled Persons, and (iii) the covenant set forth in the preceding clause (ii) constitutes a “subordination agreement” within the meaning of, and subject to, Section 510(a) of the Bankruptcy Code.

Section 11.17         No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 11.18         Inspection. The Issuing Entity agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.19         Waiver of Jury Trial. EACH OF THE ISSUING ENTITY AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Article XII

COMPLIANCE WITH REGULATION AB

Section 12.01         Intent of the Parties; Reasonableness. The Depositor and the Indenture Trustee acknowledge and agree that the purpose of this Article XII is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor’s compliance with the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Indenture Trustee which is required in order to enable the Depositor to comply with the provisions of Items 1109(a), 1109(b), 1117, 1119 and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture or any indenture supplement.

Section 12.02         Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to the Depositor, as of the date on which information is provided to The Depository Trust Company under Section 6.06 that, except as disclosed in writing to the Depositor prior to such date to the best of its knowledge, but without independent investigation: (i) neither the execution, delivery and performance by the Indenture Trustee of this Indenture or any indenture supplement, the performance by the Indenture Trustee of its obligations under this Indenture or any indenture supplement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any indenture supplement, or of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or known to be threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Indenture or any indenture supplement or to perform its obligations under this Indenture or any indenture supplement.

Section 12.03         Information to Be Provided by the Indenture Trustee. For so long as the Issuing Entity is required to report under the Exchange Act, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Depositor, in writing, such information regarding the Indenture Trustee as is requested by the Depositor (if any) for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to the Depositor, and (ii) as promptly as practicable following notice to or actual knowledge by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Depositor, in writing, such updated information.

For so long as the Issuing Entity is required to report under the Exchange Act, the Indenture Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Depositor such information regarding the Indenture Trustee as is requested for the purpose of compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to the Depositor, and (ii) as promptly as practicable following notice to or actual knowledge by the Indenture Trustee of any changes to such information, provide to the Depositor, in writing, updated information necessary for compliance with Item 1119 of Regulation AB. Such information shall include, at a minimum:

(a)           the Indenture Trustee’s name and form of organization;

(b)           a description of the extent to which the Indenture Trustee has had prior experience serving as trustee for asset-backed securities transactions involving receivables of the same type as the Receivables;

(c)           a description of any affiliation between the Indenture Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Indenture Trustee by the Depositor in writing in advance of such Securitization Transaction:

(i)            the sponsor;

(ii)           any depositor;

(iii)          the issuing entity;

(iv)          any servicer;

(v)           any trustee;

(vi)          any originator;

(vii)         any significant obligor;

(viii)        any enhancement or support provider, including any swap counterparty;

(ix)           any asset representations reviewer; and

(x)            any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

Section 12.04         Regulation AB Reports by Indenture Trustee. For so long as the Issuing Entity is required to report under the Exchange Act, the Indenture Trustee will, on or before March 1 of each year, beginning March 1, 2027:

(i)            deliver to the Depositor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria specified in Exhibit D during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee (provided, that to the extent the Indenture Trustee identifies any material instance of non-compliance, the Indenture Trustee shall disclose (whether in such report or separately) to the Depositor whether such material instance of non-compliance relates to the Receivables or the Notes and whether and to what extent the Indenture Trustee has instituted steps to remediate such material instance of non-compliance), as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit D or such criteria as mutually agreed upon by the Depositor and the Indenture Trustee.

(ii)            deliver to the Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(iii)            deliver to the Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Issuing Entity or the Depositor substantially in the form attached hereto as Exhibit E or such form as mutually agreed upon by the Depositor and the Indenture Trustee.

IN WITNESS WHEREOF, the Issuing Entity, the Indenture Trustee and the Account Bank have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C,

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Account Bank

By:
Name:
Title:

SCHEDULE A

Schedule of Receivables

Provided to the Indenture Trustee and Owner Trustee on the Closing Date

Sch. A

EXHIBIT A-1

[FORM OF CLASS A-1 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED	$

No.:	CUSIP No.:

ISIN No.:

CINS No.:

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

CLASS A-1 3.908% ASSET-BACKED NOTES

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $_____ and the denominator of which is $206,000,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.01 of the Indenture dated as of August 26, 2026 (the “Indenture”), among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as account bank; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the August 2027 Payment Date (the “Class A-1 Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

BY ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF (i) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (ii) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (iii) ANY ENTITY OR ACCOUNT DEEMED TO HOLD ASSETS OF THE FOREGOING OR (iv) ANY PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT CONSTITUTE OR GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

Ex. A-1-1

The Issuing Entity will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid (in the case of the initial Payment Date, from the Closing Date) to but excluding such current Payment Date. Interest will be computed on the basis of the actual number of days in the Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-1-2

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. A-1-3

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class A-1 3.908% Asset-Backed Notes (herein called the “Class A-1 Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. The Class A-1 Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and subject to the subordination provisions set forth therein.

Principal of the Class A-1 Notes will be payable on each Payment Date and, if the Class A-1 Notes have not been paid in full prior to the Class A-1 Final Scheduled Payment Date, on the Class A-1 Final Scheduled Payment Date, in an amount described on the face hereof. “Payment Date” means the fifteenth day of each month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be September 15, 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-1 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing not less than at least a majority of the Outstanding Amount of the Controlling Securities have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check or wire transfer to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks mailed or wire transfers shall be made to the Person entitled thereto to the address or designated account of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of St. Paul, Minnesota.

Ex. A-1-4

The Issuing Entity shall pay interest on overdue installments of interest at the Class A-1 Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor, World Omni or the Issuing Entity, or join in any institution against the Depositor, World Omni or the Issuing Entity of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for U.S. federal, state and local income and franchise tax purposes, the Notes will be characterized as indebtedness (except if such Note is held by a person whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes). Each Noteholder, by its acceptance of a Note, and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note or Definitive Note, other than, in either case (and with respect solely to Notes owned by it), a Noteholder or Note Owner that is an entity whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes, agrees to treat the Notes for U.S. federal, state and local income and franchise tax purposes, as indebtedness.

Ex. A-1-5

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner shall provide to the Person from whom it receives payments on the Notes on behalf of the Issuing Entity, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) or applicable successor form and (2) any documentation that is required under FATCA to enable the Issuing Entity, the Indenture Trustee and any other agent of the Issuing Entity to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or, in the case of the Note Owner, a beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuing Entity or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder or Note Owner will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or Note Owner or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or Note Owner that fails to comply with the requirements of the preceding sentence.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Securities, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Ex. A-1-6

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank Trust Company, National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Ex. A-1-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_________________________________________________
                  (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________________________, attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:
*

*                     NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2a

[FORM OF CLASS A-2a NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED	$

No.:	CUSIP No.:

ISIN No.:

CINS No.:

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

CLASS A-2a 4.27% ASSET-BACKED NOTES

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $______ and the denominator of which is $286,000,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2a Notes pursuant to Section 3.01 of the Indenture dated as of August 26, 2026 (the “Indenture”), among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as account bank; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the November 2029 Payment Date (the “Class A-2 Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Principal payable with respect to the Class A-2 Notes shall be made pro rata between the Class A-2a Notes and the Class A-2b Notes. Generally, no payments of principal of the Class A-2 Notes shall be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

Ex. A-2a-1

BY ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF (i) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (ii) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (iii) ANY ENTITY OR ACCOUNT DEEMED TO HOLD ASSETS OF THE FOREGOING OR (iv) ANY PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT CONSTITUTE OR GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

The Issuing Entity will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-2a-2

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. A-2a-3

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class A-2a 4.27% Asset-Backed Notes (herein called the “Class A-2a Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. The Class A-2a Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and subject to the subordination provisions therein.

Principal of the Class A-2a Notes will be payable on each Payment Date and, if the Class A-2a Notes have not been paid in full prior to the Class A-2 Final Scheduled Payment Date, on the Class A-2 Final Scheduled Payment Date, in an amount described on the face hereof. “Payment Date” means the fifteenth day of each month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be September 15, 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing at least a majority of the Outstanding Amount of the Controlling Securities have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2a Notes shall be made pro rata to the Class A-2a Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check or wire transfer to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks mailed or wire transfers shall be made to the Person entitled thereto to the address or designated account of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of St. Paul, Minnesota.

Ex. A-2a-4

The Issuing Entity shall pay interest on overdue installments of interest at the Class A-2a Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor, World Omni or the Issuing Entity, or join in any institution against the Depositor, World Omni or the Issuing Entity of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Ex. A-2a-5

The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for U.S. federal, state and local income and franchise tax purposes, the Notes will be characterized as indebtedness (except if such Note is held by a person whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes). Each Noteholder, by its acceptance of a Note, and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note or Definitive Note, other than, in either case (and with respect solely to Notes owned by it), a Noteholder or Note Owner that is an entity whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes, agrees to treat the Notes for U.S. federal, state and local income and franchise tax purposes, as indebtedness.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner shall provide to the Person from whom it receives payments on the Notes on behalf of the Issuing Entity, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) or applicable successor form and (2) any documentation that is required under FATCA to enable the Issuing Entity, the Indenture Trustee and any other agent of the Issuing Entity to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or, in the case of the Note Owner, a beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuing Entity or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder or Note Owner will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or Note Owner or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or Note Owner that fails to comply with the requirements of the preceding sentence.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Securities, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Ex. A-2a-6

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank Trust Company, National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Ex. A-2a-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_________________________________________________
                  (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________________________, attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:
*

*                     NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2b

[FORM OF CLASS A-2b NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED	$

No.:	CUSIP No.:

ISIN No.: _____

CINS No.: ___________

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

CLASS A-2b SOFR RATE PLUS 0.31% ASSET-BACKED NOTES

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $______ and the denominator of which is $75,000,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2b Notes pursuant to Section 3.01 of the Indenture dated as of August 26, 2026 (the “Indenture”), among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as account bank; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the November 2029 Payment Date (the “Class A-2 Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Principal payable with respect to the Class A-2 Notes shall be made pro rata between the Class A-2a Notes and the Class A-2b Notes. Generally, no payments of principal of the Class A-2 Notes shall be made until the Class A-1 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

Ex. A-2b-1

BY ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF (i) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (ii) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (iii) ANY ENTITY OR ACCOUNT DEEMED TO HOLD ASSETS OF THE FOREGOING OR (iv) ANY PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT CONSTITUTE OR GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

The Issuing Entity will pay interest on this Note at [the rate per annum shown above (provided, that for any Interest Accrual Period for which the sum of the SOFR Rate plus 0.31% is less than 0.00%, the interest rate shall be deemed to be 0.00%)][a rate based on the Benchmark determined under the terms of the Indenture, equal to the Benchmark plus [●]% (but not less than 0.00%)] on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which the interest has been paid (in the case of the initial Payment Date, from the Closing Date) to but excluding such current Payment Date. Interest will be computed on the basis of the actual number of days in the Interest Accrual Period divided by 360. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-2b-2

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. A-2b-3

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class A-2b SOFR Rate plus 0.31% Asset-Backed Notes (herein called the “Class A-2b Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. The Class A-2b Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and subject to the subordination provisions therein.

Principal of the Class A-2b Notes will be payable on each Payment Date and, if the Class A-2b Notes have not been paid in full prior to the Class A-2 Final Scheduled Payment Date, on the Class A-2 Final Scheduled Payment Date, in an amount described on the face hereof. “Payment Date” means the fifteenth day of each month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be September 15, 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-2 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing at least a majority of the Outstanding Amount of the Controlling Securities have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-2b Notes shall be made pro rata to the Class A-2b Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check or wire transfer to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks mailed or wire transfers shall be made to the Person entitled thereto to the address or designated account of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of St. Paul, Minnesota.

Ex. A-2b-4

The Issuing Entity shall pay interest on overdue installments of interest at the Class A-2b Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor, World Omni or the Issuing Entity, or join in any institution against the Depositor, World Omni or the Issuing Entity of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Ex. A-2b-5

The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for U.S. federal, state and local income and franchise tax purposes, the Notes will be characterized as indebtedness (except if such Note is held by a person whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes). Each Noteholder, by its acceptance of a Note, and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note or Definitive Note, other than, in either case (and with respect solely to Notes owned by it), a Noteholder or Note Owner that is an entity whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes, agrees to treat the Notes for U.S. federal, state and local income and franchise tax purposes, as indebtedness.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner shall provide to the Person from whom it receives payments on the Notes on behalf of the Issuing Entity, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) or applicable successor form and (2) any documentation that is required under FATCA to enable the Issuing Entity, the Indenture Trustee and any other agent of the Issuing Entity to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or, in the case of the Note Owner, a beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuing Entity or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder or Note Owner will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or Note Owner or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or Note Owner that fails to comply with the requirements of the preceding sentence.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Securities, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Ex. A-2b-6

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank Trust Company, National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Ex. A-2b-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_________________________________________________
                  (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________________________, attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:

*                 NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. A-2b-8

EXHIBIT A-3

[FORM OF CLASS A-3 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED	$

No.:	CUSIP No.:

ISIN No.: _____

CINS No.:_______________

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

CLASS A-3 4.60% ASSET-BACKED NOTES

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $________ and the denominator of which is $329,000,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.01 of the Indenture dated as of August 26, 2026 (the “Indenture”), among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as account bank; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the October 2031 Payment Date (the “Class A-3 Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Generally, no payments of principal of the Class A-3 Notes shall be made until the Class A-1 Notes and Class A-2 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

Ex. A-3-1

BY ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF (i) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (ii) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (iii) ANY ENTITY OR ACCOUNT DEEMED TO HOLD ASSETS OF THE FOREGOING OR (iv) ANY PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT CONSTITUTE OR GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

The Issuing Entity will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-3-2

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. A-3-3

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class A-3 4.60% Asset-Backed Notes (herein called the “Class A-3 Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. The Class A-3 Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and subject to the subordination provisions therein.

Principal of the Class A-3 Notes will be payable on each Payment Date and, if the Class A-3 Notes have not been paid in full prior to the Class A-3 Final Scheduled Payment Date, on the Class A-3 Final Scheduled Payment Date, in an amount described on the face hereof. “Payment Date” means the fifteenth day of each month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be September 15, 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-3 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing at least a majority of the Outstanding Amount of the Controlling Securities have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check or wire transfer to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks mailed or wire transfers shall be made to the Person entitled thereto to the address or designated account of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of St. Paul, Minnesota.

Ex. A-3-4

The Issuing Entity shall pay interest on overdue installments of interest at the Class A-3 Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor, World Omni or the Issuing Entity, or join in any institution against the Depositor, World Omni or the Issuing Entity of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Ex. A-3-5

The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for U.S. federal, state and local income and franchise tax purposes, the Notes will be characterized as indebtedness (except if such Note is held by a person whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes). Each Noteholder, by its acceptance of a Note, and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note or Definitive Note, other than, in either case (and with respect solely to Notes owned by it), a Noteholder or Note Owner that is an entity whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes, agrees to treat the Notes for U.S. federal, state and local income and franchise tax purposes, as indebtedness.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner shall provide to the Person from whom it receives payments on the Notes on behalf of the Issuing Entity, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) or applicable successor form and (2) any documentation that is required under FATCA to enable the Issuing Entity, the Indenture Trustee and any other agent of the Issuing Entity to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or, in the case of the Note Owner, a beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuing Entity or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder or Note Owner will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or Note Owner or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or Note Owner that fails to comply with the requirements of the preceding sentence.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Securities, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Ex. A-3-6

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank Trust Company, National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Ex. A-3-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_________________________________________________
                  (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________________________, attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:
*

*            NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-4

[FORM OF CLASS A-4 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED	$

No.:	CUSIP No.:

ISIN No.: _____

CINS No.:__________________

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

CLASS A-4 4.68% ASSET-BACKED NOTES

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $________ and the denominator of which is $69,580,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-4 Notes pursuant to Section 3.01 of the Indenture dated as of August 26, 2026 (the “Indenture”), among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as account bank; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the November 2032 Payment Date (the “Class A-4 Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Generally, no payments of principal of the Class A-4 Notes shall be made until the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

Ex. A-4-1

BY ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF (i) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (ii) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (iii) ANY ENTITY OR ACCOUNT DEEMED TO HOLD ASSETS OF THE FOREGOING OR (iv) ANY PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT CONSTITUTE OR GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

The Issuing Entity will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-4-2

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. A-4-3

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class A-4 4.68% Asset-Backed Notes (herein called the “Class A-4 Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. The Class A-4 Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and subject to the subordination provisions therein.

Principal of the Class A-4 Notes will be payable on each Payment Date and, if the Class A-4 Notes have not been paid in full prior to the Class A-4 Final Scheduled Payment Date, on the Class A-4 Final Scheduled Payment Date, in an amount described on the face hereof. “Payment Date” means the fifteenth day of each month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be September 15, 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class A-4 Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing at least a majority of the Outstanding Amount of the Controlling Securities have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check or wire transfer to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks mailed or wire transfers shall be made to the Person entitled thereto to the address or designated account of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of St. Paul, Minnesota.

Ex. A-4-4

The Issuing Entity shall pay interest on overdue installments of interest at the Class A-4 Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor, World Omni or the Issuing Entity, or join in any institution against the Depositor, World Omni or the Issuing Entity of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for U.S. federal, state and local income and franchise tax purposes, the Notes will be characterized as indebtedness (except if such Note is held by a person whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes). Each Noteholder, by its acceptance of a Note, and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note or Definitive Note, other than, in either case (and with respect solely to Notes owned by it), a Noteholder or Note Owner that is an entity whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes, agrees to treat the Notes for U.S. federal, state and local income and franchise tax purposes, as indebtedness.

Ex. A-4-5

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner shall provide to the Person from whom it receives payments on the Notes on behalf of the Issuing Entity, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) or applicable successor form and (2) any documentation that is required under FATCA to enable the Issuing Entity, the Indenture Trustee and any other agent of the Issuing Entity to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or, in the case of the Note Owner, a beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuing Entity or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder or Note Owner will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or Note Owner or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or Note Owner that fails to comply with the requirements of the preceding sentence.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Securities, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Ex. A-4-6

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank Trust Company, National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Ex. A-4-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_________________________________________________
                  (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________________________, attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:
*

*              NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF CLASS B NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED	$

No.:	CUSIP No.:

ISIN No.: _____

CINS No.:______________

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

CLASS B 4.80% ASSET-BACKED NOTES

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $________ and the denominator of which is $30,330,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 3.01 of the Indenture dated as of August 26, 2026 (the “Indenture”), among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as account bank; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the November 2032 Payment Date (the “Class B Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Generally, no payments of principal of the Class B Notes shall be made until the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

Ex. B-1

BY ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF (i) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (ii) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (iii) ANY ENTITY OR ACCOUNT DEEMED TO HOLD ASSETS OF THE FOREGOING OR (iv) ANY PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT CONSTITUTE OR GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

The Issuing Entity will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. B-2

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. B-3

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class B 4.80% Asset-Backed Notes (herein called the “Class B Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. The Class B Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and subject to the subordination provisions therein.

Principal of the Class B Notes will be payable on each Payment Date and, if the Class B Notes have not been paid in full prior to the Class B Final Scheduled Payment Date, on the Class B Final Scheduled Payment Date, in an amount described on the face hereof. “Payment Date” means the fifteenth day of each month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be September 15, 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class B Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing at least a majority of the Outstanding Amount of the Controlling Securities have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check or wire transfer to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks mailed or wire transfers shall be made to the Person entitled thereto to the address or designated account of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of St. Paul, Minnesota.

Ex. B-4

The Issuing Entity shall pay interest on overdue installments of interest at the Class B Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor, World Omni or the Issuing Entity, or join in any institution against the Depositor, World Omni or the Issuing Entity of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for U.S. federal, state and local income and franchise tax purposes, the Notes will be characterized as indebtedness (except if such Note is held by a person whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes). Each Noteholder, by its acceptance of a Note, and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note or Definitive Note, other than, in either case (and with respect solely to Notes owned by it), a Noteholder or Note Owner that is an entity whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes, agrees to treat the Notes for U.S. federal, state and local income and franchise tax purposes, as indebtedness.

Ex. B-5

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner shall provide to the Person from whom it receives payments on the Notes on behalf of the Issuing Entity, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) or applicable successor form and (2) any documentation that is required under FATCA to enable the Issuing Entity, the Indenture Trustee and any other agent of the Issuing Entity to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or, in the case of the Note Owner, a beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuing Entity or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder or Note Owner will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or Note Owner or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or Note Owner that fails to comply with the requirements of the preceding sentence.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Securities, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Ex. B-6

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank Trust Company, National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Ex. B-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_________________________________________________
                  (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________________________, attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:
*

*         NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

[FORM OF CLASS C NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED	$

No.:	CUSIP No.:

ISIN No.: _____

CINS No.:________________

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

CLASS C 4.95% ASSET-BACKED NOTES

WORLD OMNI AUTO RECEIVABLES TRUST 2026-C a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________ DOLLARS payable on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $________ and the denominator of which is $15,170,000 by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class C Notes pursuant to Section 3.01 of the Indenture dated as of August 26, 2026 (the “Indenture”), among the Issuing Entity, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as account bank; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of the October 2033 Payment Date (the “Class C Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Generally, no payments of principal of the Class C Notes shall be made until the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes have been paid in full. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

Ex. C-1

BY ACQUIRING THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (1) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF (i) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (ii) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (iii) ANY ENTITY OR ACCOUNT DEEMED TO HOLD ASSETS OF THE FOREGOING OR (iv) ANY PLAN OR ARRANGEMENT THAT IS SUBJECT TO ANY LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (2) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN) WILL NOT CONSTITUTE OR GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

The Issuing Entity will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. C-2

IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. C-3

This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as its Class C 4.95% Asset-Backed Notes (herein called the “Class C Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. The Class C Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes (collectively, the “Notes”) are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and subject to the subordination provisions therein.

Principal of the Class C Notes will be payable on each Payment Date and, if the Class C Notes have not been paid in full prior to the Class C Final Scheduled Payment Date, on the Class C Final Scheduled Payment Date, in an amount described on the face hereof. “Payment Date” means the fifteenth day of each month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be September 15, 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Class C Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Notes representing at least a majority of the Outstanding Amount of the Controlling Securities have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class C Notes shall be made pro rata to the Class C Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check or wire transfer to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks mailed or wire transfers shall be made to the Person entitled thereto to the address or designated account of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuing Entity, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of St. Paul, Minnesota.

Ex. C-4

The Issuing Entity shall pay interest on overdue installments of interest at the Class C Interest Rate to the extent lawful.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor, World Omni or the Issuing Entity, or join in any institution against the Depositor, World Omni or the Issuing Entity of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for U.S. federal, state and local income and franchise tax purposes, the Notes will be characterized as indebtedness (except if such Note is held by a person whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes). Each Noteholder, by its acceptance of a Note, and each Note Owner, by its acceptance of an interest in the applicable Book-Entry Note or Definitive Note, other than, in either case (and with respect solely to Notes owned by it), a Noteholder or Note Owner that is an entity whose separate existence from the Issuing Entity is disregarded for U.S. federal income tax purposes, agrees to treat the Notes for U.S. federal, state and local income and franchise tax purposes, as indebtedness.

Ex. C-5

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner shall provide to the Person from whom it receives payments on the Notes on behalf of the Issuing Entity, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) or applicable successor form and (2) any documentation that is required under FATCA to enable the Issuing Entity, the Indenture Trustee and any other agent of the Issuing Entity to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or, in the case of the Note Owner, a beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuing Entity or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder or Note Owner will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or Note Owner or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or Note Owner that fails to comply with the requirements of the preceding sentence.

Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing Entity, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Issuing Entity with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Controlling Securities, on behalf of the Holders of all the Notes, to waive compliance by the Issuing Entity with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Ex. C-6

The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of U.S. Bank Trust Company, National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Ex. C-7

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

_________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_________________________________________________
                  (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________________________, attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:
*

*                  NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT D

SERVICING CRITERIA FOR INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Reference	Servicing Criteria	Applicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Indenture Trustee
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Indenture Trustee
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Indenture Trustee

Ex. D-1

Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Indenture Trustee
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Indenture Trustee
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Indenture Trustee
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related asset pool documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

Ex. D-2

Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool assets documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

Ex. D-3

Reference	Servicing Criteria	Applicable Servicing Criteria
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Ex. D-4

EXHIBIT E

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

RE:         WORLD OMNI AUTO RECEIVABLES TRUST 2026-C

U.S. Bank Trust Company, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to World Omni Auto Receivables LLC (the “Depositor”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

1.	It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Indenture Trustee to the Depositor pursuant to the Indenture, dated as of August 26, 2026, by and among the Indenture Trustee, World Omni Auto Receivables Trust 2026-C, and U.S. Bank National Association, as account bank (collectively, the “Indenture Trustee Information”);

2.	To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Indenture Trustee Information;

3.	To the best of its knowledge, all of the Indenture Trustee Information required to be provided by the Indenture Trustee under the Agreement has been provided to the Depositor; and

4.	To the best of its knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Indenture Trustee has fulfilled its obligations under the Agreement in all material respects.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date:

Ex. E-1

EXHIBIT F

FORM OF TRANSFEROR CERTIFICATE

[DATE]

U.S. Bank Trust Company, National Association

190 South LaSalle Street

7th Floor

Chicago, IL 60603

Attention: Corporate Trust Services, WOART 2026-C

World Omni Auto Receivables LLC
250 Jim Moran Boulevard
Deerfield Beach, FL 33442

World Omni Auto Receivables Trust 2026-C
c/o Wilmington Trust, National Association

Rodney Square

1100 North Market Street

Wilmington, DE 19890-0001

Attention: Corporate Trust Administration, WOART 2026-C

Re:         World Omni Auto Receivables Trust 2026-C Class __ Notes

Ladies and Gentlemen:

In connection with our disposition of the above-referenced Class ___ Notes (the “Class __ Notes”) we certify that (a) we understand that the Class ___ Notes have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being transferred by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Class ___ Notes to, or solicited offers to buy any Class ___ Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Authorized Officer

Ex. F-1

EXHIBIT G

FORM OF INVESTMENT LETTER

U.S. Bank Trust Company, National Association

190 South LaSalle Street

7th Floor

Chicago, IL 60603

Attention: Corporate Trust Services, WOART 2026-C

World Omni Auto Receivables LLC
250 Jim Moran Boulevard
Deerfield Beach, FL 33442

World Omni Auto Receivables Trust 2026-C
c/o Wilmington Trust, National Association

Rodney Square

1100 North Market Street

Wilmington, DE 19890-0001

Attention: Corporate Trust Administration, WOART 2026-C

Ladies and Gentlemen:

In connection with our proposed purchase of Class ___ Notes (the “Class ___ Notes”) of World Omni Auto Receivables Trust 2026-C (the “Issuing Entity”), we confirm that:

1.            We understand that the Class ___ Notes have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Class ___ Notes are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act and (y) that such Class ___ Notes may be resold, pledged or transferred only (i) to World Omni Auto Receivables LLC (“WOAR”), (ii) to an “accredited investor” as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the 1933 Act (an “Accredited Investor”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that executes a certificate substantially in the form hereof, (iii) so long as such Class ___ Note is eligible for resale pursuant to Rule 144A under the 1933 Act (“Rule 144A”), to a person whom we reasonably believe after due inquiry is a “qualified institutional buyer” as defined in Rule 144A, acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (iv) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the 1933 Act, in which case the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and WOAR in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and WOAR. Except in the case of a transfer described in clauses (i) or (iii) above, the Indenture Trustee shall require that a written opinion of counsel (which will not be at the expense of WOAR, any Affiliate of WOAR or the Indenture Trustee), satisfactory to the Indenture Trustee and WOAR, be delivered to the Indenture Trustee and WOAR to the effect that such transfer will not violate the 1933 Act, and will be effected in accordance with any applicable securities laws of each state of the United States. We will notify any purchaser of the Class ___ Notes from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Class ___ Notes by us that the Indenture Trustee and WOAR may request, and if so requested we will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

Ex. G-1

2.            [CHECK ONE]

☐	(a) We are an Accredited Investor acting for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors unless we are a bank acting in its fiduciary capacity). We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Class ___ Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment for an indefinite period of time. We are acquiring the Class ___ Notes or investment and not with a view to, or for offer and sale in connection with, a public distribution.

☐	(b) We are a “qualified institutional buyer” as defined under Rule 144A under the 1933 Act and are acquiring the Class ___ Notes for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”). We are familiar with Rule 144A under the 1933 Act and are aware that the seller of the Class ___ Notes and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the 1933 Act provided by Rule 144A.

3.            Unless counsel satisfactory to the Indenture Trustee has rendered an opinion to the effect that the Class ___ Notes to be transferred will be characterized as indebtedness for U.S. federal income tax purposes, we represent that we are not acquiring and will not hold the Class ___ Notes (or a beneficial interest therein) on behalf of or with the assets of (A) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, (B) a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (C) an entity or account deemed to hold assets of the foregoing or (D) any plan or arrangement that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) (each, a “Plan”). If counsel satisfactory to the Indenture Trustee has rendered an opinion to the effect that the Class ___ Notes to be transferred will be characterized as indebtedness for U.S. federal income tax purposes, we represent that either (i) we are not acquiring and will not hold the Class ___ Note with the assets of any Plan or (ii) our acquisition, holding and disposition of such Class ___ Note (or a beneficial interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

Ex. G-2

4.            We understand that the Issuing Entity, the Indenture Trustee, WOAR and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of the Class ___ Notes, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify WOAR.

5.            You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER]

By:
Name:
Title:

Date:

Ex. G-3

EXHIBIT H

FORM OF CERTIFICATE FOR RESTRICTED NOTES

(Transfer pursuant to §2.16 of the Indenture)

World Omni Auto Receivables Trust 2026-C (the “Issuing Entity”)

c/o Wilmington Trust, National Association

Rodney Square

1100 North Market Street

Wilmington, DE 19890-0001

Attention: Corporate Trust Administration, WOART 2026-C

U.S. Bank Trust Company, National Association (the “Indenture Trustee”)

190 South LaSalle Street

7th Floor

Chicago, IL 60603

Attention: Corporate Trust Services, WOART 2026-C

Re:	Indenture, dated as of August 26, 2026 (the “Indenture”), among the Issuing Entity, the Indenture Trustee, and U.S. Bank National Association, as account bank.

Reference is hereby made to the Indenture; capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This Restricted Note Certificate is being delivered pursuant to Section 2.16(b) of the Indenture. Each capitalized term used and not otherwise defined herein has the meaning assigned thereto in the Indenture.

The undersigned (the “Transferee”) intends to acquire a beneficial interest in a Restricted Note. The Transferee hereby represents and warrants that it:

(A)           is and will remain for so long as it owns an interest in Restricted Notes, a United States person within the meaning of Section 7701(a)(30) of the Code, and agrees to provide the Issuing Entity and its agents with a correct, complete and properly executed IRS Form W-9 (or applicable successor form);

(B)           will not transfer any beneficial interest in the Restricted Note (directly, through a participation thereof, or otherwise) unless, prior to the transfer, the transferee of such beneficial interest shall have executed and delivered to the Issuing Entity and the Indenture Trustee, and any of their respective successors or assigns, a written certification of properly completed and signed tax certifications like this letter, and acknowledges that no transfer of an interest in a Restricted Note shall be effective, and any attempted transfer shall be void ab initio, unless this requirement is satisfied, and in such case such beneficial interest may be transferred at the direction of the Issuer (or an Affiliate of thereof) in accordance with Section 2.16(a) of the Indenture;

Ex. H-1

(C)           either (a) is not and will not become, for U.S. federal income tax purposes, a partnership, S corporation, or grantor trust or an entity that is disregarded as separate from its single owner and that single owner is one of the above (each such entity a “flow-through entity”) or (b) if it is or becomes a flow-through entity, then (1) none of the direct or indirect beneficial owners of any of the interests in such flow-through entity or its single owner has or ever will have 50% or more of the value of its interest in such flow-through entity or its single owner attributable to the beneficial interest of such flow-through entity in the Restricted Notes, other interest (direct or indirect) in the Issuing Entity, or any interest created under the Indenture and (2) it is not and will not be a principal purpose of the arrangement involving the flow-through entity’s beneficial interest in any Restricted Note to permit any entity to satisfy the 100-partner limitation of Section 1.7704-1(h)(1)(ii) of the Treasury Regulations necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income tax purposes;

(D)           will not (a) acquire, sell, transfer, assign, pledge or otherwise dispose of any of its interests in a Restricted Note (or any interest therein that is described in Section 1.7704-1(a)(2)(i)(B) of the Treasury Regulations) on or through (x) a U.S. national, regional or local securities exchange, (y) a foreign securities exchange or (z) an inter-dealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) ((x), (y) and (z), collectively, an “Exchange”) or (b) cause any of its interests in the Restricted Note to be marketed on or through an Exchange;

(E)            does not and will not hold a beneficial interest in the Restricted Note in an amount that is less than the minimum denomination of such Note set forth in Section 2.02 of the Indenture, and does not and will not hold any beneficial interest in the Restricted Note on behalf of any person whose beneficial interest in the Restricted Note is in an amount that is less than the minimum denomination of such Note set forth in Section 2.02 of the Indenture. It will not sell, transfer, assign, participate, or otherwise dispose of any beneficial interest in the Restricted Note or enter into any financial instrument or contract the value of which is determined by reference in whole or in part to any Restricted Note, in each case, if the effect of doing so would be that the beneficial interest of any person in a Restricted Note would be in an amount that is less than the minimum denomination of such Note set forth in Section 2.02 of the Indenture; notwithstanding the foregoing restriction, (i) any Note that has originally been properly issued in an amount no less than the minimum denomination of such Note set forth in Section 2.02 of the Indenture, or any interest therein, may be offered, resold, pledged or otherwise transferred in a denomination less than such minimum denomination if such lesser denomination is solely a result of a reduction of principal due to payments made in accordance with the Indenture and (ii) any note initially retained by the Depositor or an affiliate thereof with an initial principal amount less than the minimum denomination may be issued in such lesser amount and may be so transferred between subsidiaries of the Depositor;

(F)            will not use the Restricted Note as collateral for the issuance of any securities that could cause the Issuing Entity to become subject to taxation as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

Ex. H-2

(G)            will not take any action that could cause, and will not omit to take any action, which omission could cause, the Issuing Entity to become taxable as a corporation for U.S. federal income tax purposes;

(H)           acknowledges that the Depositor, the Indenture Trustee, the Note Registrar, the Issuing Entity and others will rely on the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if it becomes aware that any of the foregoing are no longer accurate, it shall notify the Issuing Entity;

(I)            will treat the Restricted Note as indebtedness and indicate on all federal, state and local income tax and information returns and reports required to be filed with respect to the Restricted Note, under any applicable federal, state or local tax statute or any rule or regulation under any of them, that the Restricted Note is indebtedness unless otherwise required by applicable law; and

(J)            if a Restricted Note is required by a taxing authority to be treated other than as indebtedness for federal, state or local tax purposes, each Noteholder or Note Owner of a Restricted Note, by its holding of an interest in a Restricted Note, hereby severally represents, warrants and covenants that (w) in the event of any subsequent sale or transfer of a Restricted Note, it covenants, upon any subsequent transfer of a Restricted Note (or any interest therein), that it will provide to the subsequent transferee a properly completed IRS Form W-9 signed under penalty of perjury, or other appropriate affidavit pursuant to Section 1446(f) of the Code (and to the extent future Treasury Regulations or guidance relating to Section 1446(f) of the Code require other documentation, it will provide such other documentation), (x) it agrees to the designation made pursuant to the Trust Agreement of the Depositor as the partnership representative of any partnership in which such Noteholder or Note Owner is deemed to be a partner by ownership of a Restricted Note or an interest therein (and as the partnership representative or tax matters partner for any applicable state law purposes), (y) it shall provide to the Indenture Trustee and the Issuing Entity any further information required by the Issuing Entity to comply with subchapter C of chapter 63 of subtitle F of the Code (and any corresponding provision of state law), including Section 6226(a) of the Code (and any corresponding provision of state law) and (z) to the extent applicable, each Noteholder of a Restricted Note (including each beneficial owner of a Restricted Note), shall hold the Issuing Entity and its affiliates harmless for any expenses or losses (I) resulting from a beneficial owner of a Restricted Note not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) or (II) that the Issuing Entity or its affiliates may suffer attributable to the management or defense of an audit under subchapter C of chapter 63 of subtitle F of the Code(and any corresponding provision of state law) or otherwise due to actions it takes with respect to and to comply with the rules under subchapter C of chapter 63 of subtitle F of the Code (and any corresponding provision of state law).

Ex. H-3

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT ANY TRANSFER TO OR BY THE UNDERSIGNED IN VIOLATION OF ANY OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO OR BY THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE OR ANY OTHER PERSON, AND THE ISSUER HAS THE RIGHTS in Section 2.16(A) of the Indenture.

[INSERT NAME OF TRANSFEREE]

By:
Name:
Title:

Date: , 20

Ex. H-4